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Exhibit 4.3(b)
THIS DEED OF AMENDMENT (THE “DEED OF AMENDMENT”) AMENDS THE MASTER AGREEMENT WITH AN EFFECTIVE DATE AS OF 29 SEPTEMBER 2016 (THE “ORIGINAL MASTER”)

This Deed of Amendment to the Original Master is effective as of 1 January 2018 (the “Amendment Date”)

BETWEEN:

(1)
SCORPIO TANKERS INC., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG”) on its own account and as agent for and on behalf of each of its existing wholly owned subsidiaries (as set out in Schedule 1) (“SPVs”) and certain of its future wholly-owned subsidiaries (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “STNG SPVs”);

(2)	SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”); and

(3)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue du Gabian, Monaco 98000 (“SSM”);

(each a “Party” and together the “Parties”).

WHEREAS:
(1) The Original Master governs the terms upon which SSM and SCM provide technical and commercial services (respectively) to the STNG SPVs. Pursuant to the terms of the Original Master the Vessels (as therein defined) are managed pursuant to standard technical management terms (the “Technical Management Terms”) and/or standard commercial management terms (the “Commercial Management Terms”), which are set forth in the Original Master as Annex I and Annex II, each as amended and supplemented by the applicable confirmation a form of which is included in Schedule 2 of the Original Master (the “Confirmation”, and the applicable Confirmation together with the Technical Management Terms being hereinafter the “Technical Management Agreement”). The entry of a time chartered Vessel into management by SCM and/or SSM and any amendments to the standard management terms is evidenced by a written confirmation a form of which is included in Schedule 3 of the Original Master (the “TC Confirmation”). (2) the Parties have agreed to amend the form of the Technical Management Agreement and TC Confirmation as set forth in this Deed of Amendment.
NOW THEREFORE in consideration of the mutual covenants contained in this Deed of Amendment, the Parties agree as follows:

1.
The Technical Management Terms, the form of the Confirmation and TC Confirmation attached to the Original Master shall with effect from the Amendment Date be deleted and replaced with the amended technical management terms as attached hereto as Annex A (the “New Technical Management Terms”), the amended form of confirmation as attached hereto as Annex B and the amended form of time charter confirmation as attached hereto as Annex C.

2.
The Technical Management Terms in each Technical Management Agreement relating to the STNG SPVs that own and/or bareboat charter vessels listed in Schedule 2 – Owned /Bareboat Chartered Vessels (the “Owned Vessel Technical Management Agreements”) will with effect from the Amendment Date, be replaced with the New Technical Management Terms. An addendum to each Owned Vessel Technical Management Agreements confirming certain changes shall be issued in the form attached hereto as Schedule 3.

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3.	STNG, in its capacity as guarantor, hereby confirms that any existing guarantees issued pursuant to the Original Master remain in full force and effect notwithstanding this Deed of Amendment.

4.	This Deed of Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.
This Deed of Amendment shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Deed of Amendment shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.

6.	No provision of this Deed of Amendment shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed of Amendment.

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IN WITNESS WHEREOF this Deed of Amendment has been duly executed as a deed and delivered with effect from 21 February 2018.

Executed as a deed by For and on behalf of Scorpio Tankers Inc.	/s/ Cameron Mackey Name: Cameron Mackey Title: Chief Operating Officer
in the presence of Signature of Witness Name, address and occupation of witness	/s/ Laurice Oso Name: Laurice Oso Title: Office Assistant 150 E 58th Street, New York, NY 10155
Executed as a deed by For and on behalf of Scorpio Tankers Inc. As agent for and on behalf of each of the STNG SPVs:	/s/ Cameron Mackey Name: Cameron Mackey Title: Chief Operating Officer
in the presence of Signature of Witness Name, address and occupation of witness	/s/ Laurice Oso Name: Laurice Oso Title: Office Assistant 150 E 58th Street, New York, NY 10155
Executed as a deed by For and on behalf of Scorpio Commercial Management S.A.M.	/s/ Aldo Poma Name: Aldo Poma Title: Administrateur Delegue
in the presence of Signature of Witness Name, address and occupation of witness	/s/ Laura Thompson Name: Laura Thompson Title: Legal Administrator Le Millenium-9, Boulevard Charles III, Monaco, MC 98000
Executed as a deed by For and on behalf of Scorpio Ship Management S.A.M.	/s/ Francesco Bellusci Name: Francesco Bellusci Title: Administrateur Delegue
in the presence of Signature of Witness Name, address and occupation of witness	/s/ Laura Thompson Name: Laura Thompson Title: Legal Administrator c/o Scorpio Commercial Management Le Millenium-9, Boulevard Charles III, Monaco, MC 98000

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Schedule 1

1.	Navig8 Product Tankers 6 Inc (to be renamed STI Gallantry Shipping Company Limited)
2.	Navig8 Product Tankers 18 Inc (to be renamed STI Supreme Shipping Company Limited)
3.	STI Acton Shipping Company Limited
4.	STI Alexis Shipping Company Limited
5.	STI Amber Shipping Company Limited
6.	STI Aqua Shipping Company Limited
7.	STI Battersea Shipping Company Limited
8.	STI Battery Shipping Company Limited
9.	STI Bayonne Shipping Company Limited
10.	STI Benicia Shipping Company Limited
11.	STI Beryl Shipping Company Limited
12.	STI Black Hawk Shipping Company Limited
13.	STI Bosphorus Shipping Company Limited (formerly STI Taksim Shipping Company Limited)
14.	STI Botafogo Shipping Company Limited
15.	STI Brixton Shipping Company Limited
16.	STI Broadway Shipping Company Limited
17.	STI Bromley Shipping Company Limited
18.	STI Bronx Shipping Company Limited
19.	STI Brooklyn Shipping Company Limited
20.	STI Camden Shipping Company Limited
21.	STI Carnaby Shipping Company Limited
22.	STI Cartaret Shipping Company Limited
23.	STI Chartering and Trading Ltd
24.	STI Clapham Shipping Company Limited
25.	STI Comandante Shipping Company Limited
26.	STI Condotti Shipping Company Limited
27.	STI Connaught Shipping Company Limited
28.	STI Croydon Shipping Company Limited
29.	STI Dama Shipping Company Limited
30.	STI Donald C Trauscht Shipping Company Limited (formerly STI Jurere Shipping Company Limited)
31.	STI Duchessa Shipping Company Limited
32.	STI Ealing Shipping Company Limited
33.	STI Elysees Shipping Company Limited
34.	STI Emerald Shipping Company Limited
35.	STI Esles II Shipping Company Limited
36.	STI Exceed Shipping Company Limited (formerly Navig8 Product Tankers 22 Inc)
37.	STI Excel Shipping Company Limited (formerly Navig8 Product Tankers 19 Inc)
38.	STI Excellence Shipping Company Limited (formerly Navig8 Product Tankers 26 Inc)
39.	STI Excelsior Shipping Company Limited (formerly Navig8 Product Tankers 20 Inc)
40.	STI Executive Shipping Company Limited (formerly Navig8 Product Tankers 24 Inc)

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41.	STI Expedite Shipping Company Limited (formerly Navig8 Product Tankers 21 Inc)
42.	STI Experience Shipping Company Limited (formerly Navig8 Product Tankers 23 Inc)
43.	STI Express Shipping Company Limited (formerly Navig8 Product Tankers 25 Inc)
44.	STI Finchley Shipping Company Limited
45.	STI Fontvieille Shipping Company Limited
46.	STI Fulham Shipping Company Limited
47.	STI Galata Shipping Company Limited
48.	STI Garnet Shipping Company Limited
49.	STI Gavia Shipping Company Limited
50.	STI Gauntlet Shipping Company Limited (formerly Navig8 Product Tankers 12 Inc)
51.	STI Gladiator Shipping Company Limited (formerly Navig8 Product Tankers 13 Inc)
52.	STI Goal Shipping Company Limited (formerly Navig8 Product Tankers 11 Inc)
53.	STI Grace Shipping Company Limited (formerly SBI Macanudo Shipping Company Limited)
54.	STI Gramercy Shipping Company Limited
55.	STI Gratitude Shipping Company Limited
56.	STI Guard Shipping Company Limited
57.	STI Guide Shipping Company Limited
58.	STI Hackney Shipping Company Limited
59.	STI Hammersmith Shipping Company Limited
60.	STI Hounslow Shipping Company Limited
61.	STI Ipanema Shipping Company Limited
62.	STI Jardins Shipping Company Limited
63.	STI Jasper Shipping Company Limited
64.	STI Jermyn Shipping Company Limited (formerly SBI Cuaba Shipping Company Limited)
65.	STI Kingsway Shipping Company Limited
66.	STI La Boca Shipping Company Limited
67.	STI Larvotto Shipping Company Limited
68.	STI Lauren Shipping Company Limited
69.	STI Le Rocher Shipping Company Limited
70.	STI Leblon Shipping Company Limited
71.	STI Lombard Shipping Company Limited
72.	STI Madison Shipping Company Limited
73.	STI Manhattan Shipping Company Limited
74.	STI Marianne Shipping Company Limited
75.	STI Mayfair Shipping Company Limited
76.	STI Memphis Shipping Company Limited
77.	STI Meraux Shipping Company Limited
78.	STI Millenium Shipping Company Limited
79.	STI Milwaukee Shipping Company Limited
80.	STI Nautilus Shipping Company Limited (formerly Navig8 Product Tankers 5 Inc)
81.	STI Notting Hill Shipping Company Limited
82.	STI Onyx Shipping Company Limited
83.	STI Opera Shipping Company Limited
84.	STI Orchard Shipping Company Limited
85.	STI Osceola Shipping Company Limited

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86.	STI Oxford Shipping Company Limited
87.	STI Park Shipping Company Limited
88.	STI Pimlico Shipping Company Limited
89.	STI Pontiac Shipping Company Limited
90.	STI Poplar Shipping Company Limited
91.	STI Precision Shipping Company Limited (formerly Navig8 Product Tankers 29 Inc)
92.	STI Prestige Shipping Company Limited (formerly Navig8 Product Tankers 30 Inc)
93.	STI Pride Shipping Company Limited (formerly Navig8 Product Tankers 27 Inc)
94.	STI Providence Shipping Company Limited (formerly Navig8 Product Tankers 28 Inc)
95.	STI Queens Shipping Company Limited
96.	STI Rambla Shipping Company Limited (formerly SBI Tuscamina Shipping Company Limited)
97.	STI Recoleta Shipping Company Limited
98.	STI Regina Shipping Company Limited
99.	STI Rose Shipping Company Limited
100.	STI Rotherhithe Shipping Company Limited
101.	STI Ruby Shipping Company Limited
102.	STI San Antonio Shipping Company Limited
103.	STI San Telmo Shipping Company Limited
104.	STI Sanctity Shipping Company Limited (formerly Navig8 Product Tankers 16 Inc)
105.	STI Sapphire Shipping Company Limited
106.	STI Savile Row Shipping Company Limited
107.	STI Selatar Shipping Company Limited (formerly SBI Parejo Shipping Company Limited)
108.	STI Seneca Shipping Company Limited
109.	STI Sloane Shipping Company Limited
110.	STI Soho Shipping Company Limited
111.	STI Solace Shipping Company Limited (formerly Navig8 Product Tankers 4 Inc)
112.	STI Solidarity Shipping Company Limited (formerly Navig8 Product Tankers 3 Inc)
113.	STI Spiga Shipping Company Limited
114.	STI St. Charles Shipping Company Limited
115.	STI Stability Shipping Company Limited (formerly Navig8 Product Tankers 7 Inc)
116.	STI Stamford Shipping Company Limited
117.	STI Steadfast Shipping Company Limited (formerly Navig8 Product Tankers 17 Inc)
118.	STI Susana Shipping Company Limited
119.	STI Symphony Shipping Company Limited (formerly Navig8 Product Tankers 15 Inc)
120.	STI Texas City Shipping Company Limited
121.	STI Topaz Shipping Company Limited
122.	STI Tribeca Shipping Company Limited
123.	STI Venere Shipping Company Limited
124.	STI Veneto Shipping Company Limited
125.	STI Ville Shipping Company Limited
126.	STI Virtus Shipping Company Limited
127.	STI Wembley Shipping Company Limited
128.	STI Westminster Shipping Company Limited
129.	STI Winnie Shipping Company Limited
130.	STI Yorkville Shipping Company Limited

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Schedule 2
Confirmations

Owned/Bareboat Chartered Vessels

	Vessel name	Date of Confirmation
1.	NAVIG8 GALLANTRY	1 September 2017
2.	NAVIG8 SUPREME	1 September 2017
3.	NAVIG8 SYMPHONY	1 September 2017
4.	SILENT	27 February 2017
5.	SINGLE	27 February 2017
6.	SKY	27 February 2017
7.	STAR I	27 February 2017
8.	STEEL	27 February 2017
9.	STONE I	27 February 2017
10.	STYLE	27 February 2017
11.	STI ACTON	25 August 2014
12.	STI ALEXIS	15 January 2015
13.	STI AMBER	24 January 2013
14.	STI AQUA	2 July 2014
15.	STI BATTERSEA	13 October 2014
16.	STI BATTERY	11 November 2014
17.	STI BENICIA	2 July 2014
18.	STI BERYL	24 January 2013
19.	STI BLACK HAWK	10 August 2015
20.	STI BOSPHORUS	27 February 2017
21.	STI BRIXTON	11 June 2014
22.	STI BROADWAY	4 November 2014
23.	STI BRONX	15 January 2015
24.	STI BROOKLYN	8 June 2015
25.	STI CAMDEN	15 September 2014
26.	STI CARNABY	28 July 2015
27.	STI CLAPHAM	11 November 2014
28.	STI COMANDANTE	22 May 2014
29.	STI CONDOTTI	11 November 2014
30.	STI CONNAUGHT	9 March 2015
31.	STI DAMA	2 July 2014
32.	STI DONALD C TRAUSCHT	27 February 2017
33.	STI DUCHESSA	24 January 2013
34.	STI ESLES II	27 February 2017
35.	STI ELYSEES	2 July 2014
36.	STI EXCEED	1 September 2017
37.	STI EXCEL	1 September 2017
38.	STI EXCELLENCE	1 September 2017
39.	STI EXCELSIOR	1 September 2017

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	Vessel name	Date of Confirmation
40.	STI EXECUTIVE	1 September 2017
41.	STI EXPEDITE	1 September 2017
42.	STI EXPERIENCE	1 September 2017
43.	STI EXPRESS	1 September 2017
44.	STI FINCHLEY	11 November 2014
45.	STI FONTVIEILLE	17 June 2013
46.	STI FULHAM	15 September 2014
47.	STI GALATA	27 February 2017
48.	STI GARNET	24 January 2013
49.	STI GAUNTLET	1 September 2017
50.	STI GLADIATOR	1 September 2017
51.	STI GOAL	1 September 2017
52.	STI GRACE	1 March 2016
53.	STI GRAMERCY	6 January 2015
54.	STI GRATITUDE	1 September 2017
55.	STI GUARD	1 September 2017
56.	STI GUIDE	1 September 2017
57.	STI HACKNEY	2 July 2014
58.	STI HAMMERSMITH	21 November 2014
59.	STI JARDINS	27 February 2017
60.	STI JERMYN	25 April 2016
61.	STI KINGSWAY	28 July 2015
62.	STI LARVOTTO	17 June 2013
63.	STI LAUREN	9 March 2015
64.	STI LA BOCA	27 February 2017
65.	STI LE ROCHER	17 June 2013
66.	STI LEBLON	27 February 2017
67.	STI LOMBARD	6 April 2016
68.	STI MANHATTAN	9 March 2015
69.	STI MADISON	25 August 2014
70.	STI MAYFAIR	3 September 2014
71.	STI MERAUX	30 April 2014
72.	STI MEMPHIS	11 December 2015
73.	STI MILWAUKEE	4 November 2014
74.	STI NAUTILUS	1 September 2017
75.	STI NOTTING HILL	9 March 2015
76.	STI ONYX	24 January 2013
77.	STI OPERA	24 January 2013
78.	STI ORCHARD	25 August 2014
79.	STI OSCEOLA	9 March 2015
80.	STI OXFORD	22 January 2015
81.	STI PARK	15 September 2014
82.	STI PIMLICO	2 July 2014
83.	STI PONTIAC	9 March 2015
84.	STI POPLAR	11 November 2014

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	Vessel name	Date of Confirmation
85.	STI PRESTIGE	1 September 2017
86.	STI PRECISION	1 September 2017
87.	STI PRIDE	1 September 2017
88.	STI PROVIDENCE	1 September 2017
89.	STI QUEENS	9 March 2015
90.	STI RAMBLA	6 March 2017
91.	STI REGINA	25 August 2014
92.	STI ROSE	16 December 2014
93.	STI ROTHERHITHE	16 December 2014
94.	STI RUBY	24 January 2013
95.	STI SAN ANTONIO	22 May 2014
96.	STI SAN TELMO	27 February 2017
97.	STI SANCTITY	3 September 2017
98.	STI SAVILE ROW	20 May 2015
99.	STI SELATAR	16 August 2016
100.	STI SENECA	20 May 2015
101.	STI SLOANE	13 October 2014
102.	STI SOHO	21 November 2014
103.	STI SOLACE	1 September 2017
104.	STI SOLIDARITY	1 September 2017
105.	STI SPIGA	20 May 2015
106.	STI ST CHARLES	15 September 2014
107.	STI STABILITY	1 September 2017
108.	STI STEADFAST	1 September 2017
109.	STI TEXAS CITY	19 March 2014
110.	STI TOPAZ	24 January 2013
111.	STI TRIBECA	21 November 2014
112.	STI VENERE	11 June 2014
113.	STI VENETO	15 January 2015
114.	STI VILLE	17 June 2013
115.	STI VIRTUS	11 June 2014
116.	STI WEMBLEY	13 October 2014
117.	STI WESTMINSTER	8 June 2015
118.	STI WINNIE	9 March 2015
119.	STI YORKVILLE	13 October 2014

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Schedule 3 Form of deed of addendum to each of the Owned Vessel Technical Management Agreements

This Deed of Addendum number [one/two/three] to the TMA (the “Addendum”) is effective as of 1 January 2018

BETWEEN:

(i)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue du Gabian, Monaco MC 98000 (“SSM”);

(ii)
[*], a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG SPV”); and

(iii)
SCORPIO TANKERS INC., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“STNG”);

(each a “Party” and together the “Parties”).

WHEREAS:

(1)
SSM and STNG SPV have previously entered into a standard form technical management agreement (the “TMA”) including the confirmation dated [*] (the “Confirmation”) and an addendum number [one [dated] /and two [dated]] pursuant to the terms of the amended and restated master agreement with an effective date as of 29 September 2016 (together, the “Original Master”); and

(2)
The Parties have amended the terms of the Original Master pursuant to a deed of amendment effective as of 1 January 2018 (the “Amended Master”) and the technical management terms included therein (the “New Standard Form TMA”). This Addendum confirms the changes effective to the terms of the TMA.

NOW THEREFORE in consideration of mutual covenants contained herein and the payment of $1 by each Party to the other, the receipt and sufficiency of which is acknowledged by each IT IS AGREED as follows:

(a)	With effect from 1 January 2018, the TMA will be deleted and replaced by the New Standard Form TMA.

(b)
The Confirmation [as amended by addendum number one dated [ ] /and two dated [ ]] shall continue to apply as is except that: (i) the reference to “In respect of the Standard Technical Management Terms, see the attached Annexes” shall be deleted and replaced by “In respect of the Standard Technical Management Terms, Part VI to be deleted and replaced by Part VI attached hereto”; and (ii) the reference to “Box 22, Part 1 of the Standard Technical Management Terms” shall be deleted and replaced by “Section 2.2, Part 1 of the Standard Technical Management Terms”.

(c)	STNG confirms its guarantee of the performance of the STNG SPV remains in full force and effect notwithstanding the New Standard Form TMA and this Addendum.

(d)	This Addendum may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)	The law and dispute resolution clause at clause 20 of the New Standard Form TMA shall apply to this Addendum.

(f)	No provision of this Addendum shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Addendum.

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IN WITNESS WHEREOF this Addendum has been duly executed as a deed and delivered with effect from 2018.

Executed as a deed by Francesco Bellusci        )
For and on behalf of                     )
Scorpio Ship Management S.A.M.:            )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by                    )
For and on behalf of                     )
[STNG SPV]:                        )
in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

Executed as a deed by                    )
For and on behalf of                     )
Scorpio Tankers Inc.                    )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )

[Executed as a deed by    Aldo Poma            )
For and on behalf of                     )
Scorpio Commercial Management S.A.M.:        )

in the presence of                    )
Signature of Witness                    )
Name, address and occupation of witness        )]

Attachments to this Addendum: Part VI

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Annex A New Technical Management Terms

and

SHIP MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT

INDEX

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PART            SUBJECT MATTER

Part I Vessel Details
Part II        Terms of Agreement

1.    Definitions & Interpretation
2.    Appointment of Managers
3.    Basic Services
3.1    Crewing
3.2    Technical Management
3.3    Purchasing
3.4    Insurance
3.5    Accounting and Budgeting
3.6    Information System Software
3.7    Shipboard Oil Pollution Emergency Plan
3.8    OPA
3.9    Assistance with Sale of Vessel
3.10    Vessel trading in high risk areas
4.    Services provided by Associated Companies
5.    Managers’ Obligations
6.    Owners’ Obligations
7.    Documentation
8.    Management Fee

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9.    Payments and Management of Funds
10.    Manager’s Right to Sub-Contract
11.    Responsibilities
11.1    Force Majeure
11.2    Liability to Owners
11.3    Indemnity – General
11.4    Indemnity – Tax
11.5    Himalaya
11.6    Consequential Loss
12.    Liens
13.    Claims/Disputes
14.    Auditing, Records
15.    Inspection of Vessel
16.    Compliance with Laws & Regulations
17.    Duration of the Agreement
17.1    Termination by Notice
17.2    Termination by Default – Owners
17.3    Termination by Default – Managers
17.4    Liquidation
17.5    Extraordinary Termination
18.    Confidentiality
19.    Suspension of Services
20.    Law and Arbitration
21.    Amendments to Agreement
22.    Time Limit for Claims
23.    Condition of Vessel
24.    Notices
25.    Staff Loyalty
26.    Entire Agreement

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27.    Partial Validity
28.    Performance Guarantee
29.     Non Waiver

Part III    Associated Companies
Part IV    Fee Schedule

Part V    Fleet Details
Part VI    Initial Budget

Part VII    Change of Control

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SHIP MANAGEMENT AGREEMENT - PART I

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1. Vessel Details
Name:	GT/NT:
Flag:	Class:
Type:	Year Built:
IMO number:
2. Owners
Name:
2.1 Owners’ Registered Address (where the company is registered) Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands
Country of Incorporation: Marshall Islands
2.2 Owners’ business establishment address (head office and principal place of business)
As per Confirmation
Telephone Number Fax Number:
Contact Name: Position:
Email address:
3. Managers
Name: Scorpio Ship Management S.A.M.
Registered Office: 9 Rue du Gabian, 98000, Monaco
Country of Incorporation: Monaco
IMO Number: 0631141
Telephone Number: +377 97985700 Fax Number:
Contact Name: Position: Email address: fbellusci@scorpio.mc
4. Guarantor (Clause 28) Name: Scorpio Tankers Inc.
5. Date of Commencement of Agreement (Clause 2.1) As per Confirmation

6. Notices to Owners and Guarantor: at the Owners’ Principal Place of Business address, fax number and email address stated in Box 2

7. Notices to Managers: at the address, fax number and email address stated in Box 3

Ship Management Agreement            OWNERS            MANAGERS

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It is mutually agreed between the party mentioned in Box 2 of Part I (hereinafter called “the Owners”) and the party mentioned in Box 3 of Part I (hereinafter called “the Managers”) and, if applicable, the party mentioned in Box 4 of Part I (hereinafter called “the Guarantor”) that this Agreement consisting of PARTS I to VI inclusive shall be performed subject to the conditions contained herein.

DATE OF AGREEMENT:

Signature(s) (Owners)                Signature(s) (Managers)

________________________            __________________________

Title:                        Title:

Signature(s) (Guarantor)

________________________

Title:

Ship Management Agreement            OWNERS            MANAGERS

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SHIP MANAGEMENT AGREEMENT - PART II

1.	Definitions and Interpretation

1.1
In this agreement (together with the Confirmation, any additional clauses of even date herewith and any schedules (the “Agreement”)), in addition to terms defined in Part I, save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

“Approved Broker” means the affiliated insurance broker of the Manager.
“Basic Services” means services relating to Crewing, Technical Management, Purchasing, Insurance, Accounting and Budgeting, Information System Software, Shipboard Oil Pollution Emergency Plan, OPA and Assistance with Sale provided in accordance with Clause 3 as well as Safety and Environmental Compliance Auditing & Training (“SECAT”).
“Change of Control” means the definition given to it in the Schedule comprising Part VII.
“Crew Support Costs” means all expenses of a general nature not particularly referable to any individual vessel for the time being managed by the Managers and incurred for the purpose of providing an efficient and economic management service including, without prejudice to the generality of the foregoing, cost of crew standby pay, training schemes, cadet training schemes, study pay, recruitment and interviews.
“Fees” means for the purposes of Clauses 8.5, 11.2 and 17.7 the items set out at part (a) in the Fee Schedule (as the same may be revised from time to time).
“Fee Schedule” means the Schedule comprising Part IV or any revised Fee Schedule prepared by the Managers after the date hereof to record adjustments to the fees and expenses payable from time to time under this Agreement.
“Fleet” shall mean any vessel owned or operated now or hereafter by the Owners or any parent, subsidiary or associated company of the Owners and the vessels (if any) details of which are set out in Part V hereto or any revised Part V executed after the date hereof.
“Information System Software” means the Managers' ship management software in executable object code form as described in Clause 3.6.l as the same may be upgraded and updated from time to time.
“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by Resolution A.714 (18) of the International Maritime Organisation on 4 November 1994 and incorporated on 19 May 1994 into the SOLAS Convention 1974 as Chapter IX and any amendment thereto or substitution thereof.
“ISPS Code” means the International Ship and Port Facility Security Code as adopted on 12 December 2002 by resolution 2 of the Conference of Contracting Governments to the International Convention for the Safety of Life at Sea 1974 and any amendment thereto or substitution thereof.
“Management Services” means Basic Services and all other functions performed by the Managers under the terms of this Agreement.
“Master Agreement” means the deed of Master Agreement as amended and restated effective as of 29 September 2016 and as further amended by a deed of amendment effective as of 1 January 2018 entered into by and between the Guarantor, the Guarantor on behalf of any existing and future wholly owned subsidiaries, Scorpio Commercial Management S.A.M and the Managers.

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“MLC” means the Maritime Labour Convention 2006 and any amendment thereto, substitution thereof and ratification of the Maritime Labour Convention 2006 in the respective States national law.
“OPA” means the United States Oil Pollution Act of 1990, regulations made thereunder, and any amendment thereto or substitution thereof.
“Severance Costs” means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any contract for service on board the Vessel.
“SMS” means a Safety Management System in accordance with the ISM Code.
“SSP” means a Ship Security Plan in accordance with the ISPS Code.
“STCW” means the International Maritime Organisation Convention on Standards of Training Certification and Watchkeeping for Seafarers 1978, as amended in 1995 and any amendment thereto or substitution thereof.
“the Vessel” shall mean the vessel details of which are set out in Box 1 of Part I.

1.2
Clause Headings are inserted for convenience and shall be ignored in construing this Agreement; words denoting the singular number shall include the plural number and vice versa; references to Parts are to Parts of this Agreement; references to Clauses are to Clauses of Part II except where otherwise expressly stated; and references to any enactment include any re-enactments, amendments and extensions thereof.

Interpretation: the Managers, Owners and Guarantor acknowledge and agree that in the event of any inconsistency between the provisions of the Master Agreement and this Agreement: (i) prior to and including the Effective Date (as defined in the Master Agreement) the provisions of the Master Agreement shall prevail; and (ii) after the Effective Date the provisions of this Agreement shall prevail.

2.	Appointment of Managers

2.1
With effect from the date stated in Box 5 of Part I (the “Date of Commencement”) and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the managers of the Vessel in respect of the Management Services.

2.2
In performing any of the Management Services the Managers shall, as agents for and on behalf of the Owners, have authority to take such steps as the Managers may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.

3.	Basic Services
Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out, as agents for and on behalf of the Owners, the Basic Services in accordance with the following provisions of this Clause.

3.1	Crewing

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3.1.1	The Managers shall provide suitably qualified crew for the Vessel in accordance with current STCW requirements, provision of which includes but is not limited to the following functions:
(i)    selecting and engaging Master, officers and ratings (hereinafter collectively referred to as the “Crew”); where the Owners make a complaint about any member of the Crew the Managers will promptly investigate the same and if it proves to be justified, replace the Crew member concerned as soon as practicable;

(ii)
ensuring that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew, and employment regulations including Crew’s tax, social insurance, discipline and other requirements;

(iii) ensuring that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates which are valid for the duration of their service onboard the Vessel and issued in accordance with appropriate flag state requirements;
(iv) arranging transportation of the Crew, including repatriation;

(v)
supervising the efficiency of the Crew and using the Manager’s standard crew appraisal system (written or electronic) and administration of all other Crew matters such as planning for the manning of the Vessel;

(vi)    making payroll arrangements, including settling manning and agency expenses for the manning agents in the Crew's country of origin and, if applicable, payment of Severance Costs;
(vii)    if requested by the Owners, conducting union negotiations and making agreed payments to unions;
(viii)    operating the Managers' Drug and Alcohol Policy;
(ix)    arranging Crew training in accordance with STCW (and as provided for in the budget), records of such training being maintained in the Manager’s standard format.

3.1.2	Crew Claims
The Managers will provide such information as requested by relevant brokers and/or P&I Club managers to enable such brokers or managers to prepare and process all Crew insurance claims.
3.1.3 The Owners agree to implement in full the terms and conditions of employment under which the Crew are engaged by the Managers as agent for the Owners. The Owners shall be the employer of the Crew and under no circumstances shall the Managers be deemed to be the employer of the Crew. If the Vessel is covered by an ITF approved agreement or any other CBA/national agreement the Owners authorize the Managers to sign the ITF Special Agreement or any other CBA/national agreement on their behalf and agree to provide all information necessary for this purpose.
3.1.4 Should the Owners require that their prior approval is given to the engagement of any member of the Crew, the Owners shall be obliged to give such approval within two working days of receipt from the Managers of reasonable details of the proposed appointee.
3.1.5 In the event that any officers or ratings are supplied by the Owners or on their behalf, the Owners shall procure that they comply with the requirements of STCW and MLC. Owners will instruct such officers and ratings to obey all reasonable orders of the Managers.Any such officers or ratings shall, at the Owners’ cost, be trained in accordance with the Managers training matrix.
3.1.6 The Managers shall procure that the Crew consent to processing of their personal data for legitimate business purposes. The Owners warrant that personal data of the Crew will be processed in accordance with the requirements of the Data Protection Act 1998 or any other applicable law or regulation.
3.1.7 For the purposes of the MLC to the extent permitted, the Owners shall be deemed “Shipowner” and under no circumstances whatsoever, notwithstanding the Managers agreeing to carry out specific obligations under the MLC on behalf of the Owners, shall the Managers be deemed “Shipowner”. It is a condition of this Agreement that the Owners shall provide all Crew with MLC compliant working and living conditions.

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3.1.8 The Owners authorize the Managers to sign contracts of employment with the Crew as agent only for and on behalf of the Owners and/or to procure that a seafarer recruitment and placement service, in the country of domicile of a Crew member, signs contracts of employment with such Crew member as agent only for and on behalf of the Owners.
3.1.9 All costs, including consultancy and advisory costs, related to compliance with tax and/or social security obligations shall at all times remain for the account of the Owners.

3.2	Technical Management
The Managers shall provide technical management which includes, but is not limited to the following functions:
(i)    provision of personnel to supervise the maintenance and general efficiency of the Vessel;
(ii)    arrangement and supervision of drydockings, repairs, modifications to and the upkeep of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society and equipment manufacturers, and with the laws and regulations of the country of registry of the Vessel and of the places where she trades;
(iii)    arrangement of periodic analysis of the bunker fuel, lubricating oils and chemicals by third parties (the costs being included in the Vessel’s running costs);
(iv)    appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;
(v)    visits to the Vessel by superintendents or other staff of the Managers for up to 15 days in any calendar year (or pro rata for part of a calendar year) including time spent travelling;
(vi)    notifying the Owners of any extraordinary and/or non-budgeted single item of expenditure in excess of US$50,000;
(vii) development, implementation and
maintenance of an SMS and an SSP.

3.3	Purchasing
3.3.1 The Managers shall arrange for the supply of necessary victualling, stores, spares, provisions, lubricating oils and services (including drydock services) for the Vessel. To enable the Managers to arrange such supplies on the most advantageous terms, the Managers shall be entitled to join with other parties in making arrangements for bulk purchase. The Managers are presently members of a contracting association and may join other similar associations in the future (any such existing or future association the “Association”) providing access to commodities and dry dock services globally. The Association negotiates on behalf of its members with selected suppliers the best available price, terms and conditions for the bulk purchase of goods and services for the marine industry with the aim of offering to members and their clients savings on vessel technical operating costs.
3.3.2 Details of the suppliers contracted by the Association, and prices available for the Vessel at the time of supply shall be made available to Owners upon their request. Owners acknowledge that all information relating to prices is confidential and undertake not to disclose the same to third parties without the prior written consent of the Managers.
3.3.3 Where the Association has negotiated terms and conditions with suppliers of any stores, spares provisions, or lubricating oils (“Goods”) and/or suppliers of services required by the Vessel, then the purchase of such Goods and services will,

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unless operational or other circumstances otherwise require, be undertaken with such suppliers on the basis of the terms and conditions negotiated by the Association.
3.3.4 The Association will where practicable obtain a best price charter from suppliers that the prices for all Goods and services purchased by the Association’s members will be the lowest prices available. If the Owners are able to obtain in good faith, on arms' length terms, on a true like for like basis (including quality, certification, timing, manufacturer, place of supply, etc, but ignoring taxes and exchange rate fluctuations), the same Goods and/or services at a lower price than that obtained by the Association, the Owners will supply full details to the Managers who will promptly raise the matter with the Association and pass on to Owners any refund obtained by the Association from the supplier.
3.3.5 The Owners have received details from the Managers of the business rules and operating procedures adopted by the Association, including provisions related to fees that the Association will retain and that the Managers will earn as applicable, and agree to comply with such rules and operating procedures as the same may be amended from time to time.
3.3.6 The Owners acknowledge that they are aware that prices obtained from suppliers require strict adherence to the payment terms agreed with suppliers (normally 45 days from date of invoice), and any failure by the Owners to provide the Managers with funds to settle sums due to suppliers on time will (in the absence of a good faith dispute) result in an immediate 5% surcharge, and monthly interest charges of 1% per month or part thereof being rigorously applied by suppliers. The Managers are hereby expressly authorised to settle such surcharge and interest charges from any sums held by them on behalf of Owners. The Owners further acknowledge that they are aware if payments to suppliers are regularly made late, or if suppliers are not satisfied with Owners' credit rating, suppliers may refuse to supply at the prices and on the terms negotiated by the Association.

3.4	Insurance
3.4.1 If instructed by the Owners to arrange insurances on their behalf, the Managers shall appoint an Approved Broker, for the placing of insurances, and insurance claims handling, and, if applicable, casualty management.

3.4.2
The Approved Broker shall place such insurances as the Owners shall have instructed or agreed, in particular as regards values, deductibles and franchises. At each renewal the Approved Broker will liaise with the Owners:

(i)    as to any changes in insured values required;
(ii)    in respect of premiums, franchises and deductibles and any other changes for the new policy year; and
(iii) to update the budget to reflect changes in insurance premiums.

3.4.3
The Approved Broker shall compile such statistics and enter into negotiations with such brokers and P&I Club managers as they consider necessary or desirable in order to arrange for such insurances to be placed.

3.4.4	Once insurances are placed the Approved Broker shall arrange for all cover notes to be checked and for all debit notes to be paid as required.
3.4.5 Unless otherwise indicated by the Owners, the Managers shall provide such information as requested by the Approved Broker to enable the Approved Broker to handle and or procure the settling of all insurance, average and salvage claims in connection with the Vessel.
3.4.6 The services provided by the Approved Broker to the Owners shall, at the Approved Broker’s absolute discretion, terminate on termination of this Agreement.

3.5	Accounting and Budgeting

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3.5.1 The Managers shall:
(i) maintain the records of all costs and expenditure incurred hereunder as well as data necessary or proper for the settlement of accounts between the parties;
(ii) establish an accounting system for the Vessel and supply regular reports in accordance therewith in the Managers' standard format or, on agreement of an additional fee, such other form as may be mutually agreed in writing with the Owners.
3.5.2 The Managers shall present to the Owners annually a budget for the following calendar year in the Managers' standard format or such other form as may be mutually agreed in writing. The budget for the period following the date stated in Box 5 of Part I is set out in Part VI. Subsequent annual budgets shall be prepared by the Managers and submitted to the Owners in each year in respect of the following year.
3.5.3 The Owners shall notify the Managers of their acceptance and approval of the annual budget within 14 days of presentation and in the absence of any response the Owners shall be deemed to have accepted the said budget. In the event that the Owners do not accept an annual budget presented by the Managers within the period aforesaid and that budget is, in the opinion of the Managers, fair and reasonable, the Managers shall be entitled to terminate this Agreement by notice in writing, in which event this Agreement shall terminate on the expiry of a period of one (1) month from the date upon which such notice is given.
3.5.4 The Managers shall produce a monthly comparison between budgeted and actual expenditure of the Vessel in the Managers' standard format or, on agreement of an additional fee, such other form as may be mutually agreed in writing.
3.5.5 This Clause 3.5 is subject to the provisions of Part VI.

3.6 Software
3.6.1 The Managers will, subject to the remaining provisions of this Clause 3.6, provide the Owners and the Vessel with software.
3.6.2 The main features of the software at the date of this Agreement are:
(i)    comprehensive management software incorporating crew administration, vessel noon reporting, operational and port reporting, defect and deficiency reporting and performance monitoring;
(ii)    a ship to shore and shore to ship e-mail package providing cost efficient communications available to both Owners and their charterers; and
(iii)    a computerized maintenance system including inventory control and automated purchase order handling. (An initial charge, to be agreed with Owners, may be made for the set-up of the maintenance database, depending on the system currently existing on board the Vessel).
3.6.3 The costs for the software are set out in the Fee Schedule, and are included in the Vessel's running costs, as follows:
(i)    the license fee;
(ii)    maintenance, updates and upgrades;
(iii)    provision of anti-virus software and regular upgrades;
(iv)    operational manuals and regular updates;

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(v)    annual remote audit of the Vessel IT systems providing a system health check;
(vi)    user manuals and training of the Crew in the use of the software; and
(vii)    e-mail on board the Vessel.
3.6.4 Such costs do not include:
(i)    the costs of appropriate hardware on board the Vessel;
(ii)    travel and other related costs for installation support of the Information System Software on board the Vessel;
(iii)    the set-up cost of the data base for the maintenance system;
(iv) any specific reports specified by the Owners where new data/specialist reporting is required.
3.6.5 Installation and set-up of the software will be undertaken on a date agreed between the Managers and the Owners having regard to the Vessel's schedule and the availability of the Managers' personnel.
3.6.7 Solely for the duration of this Agreement and upon the request of the Owners, the Managers will provide access to software and data.
3.6.8 Software provided by the Managers under this section is under license and is protected by applicable copyright and patent laws. The Owners may not copy any of the software (except for back-up purposes only) or any written materials which accompany it, and may not sell, rent, lease, lend, sub-license, reverse engineer or distribute the software or such written materials.

3.6.9	The Managers do not warrant that the software will meet the Owners' requirements or that the use or operation of the software will be uninterrupted or error free.

3.7	Shipboard Oil Pollution Emergency Plan
3.7.1 The Managers will prepare and obtain all necessary approvals for a shipboard oil pollution emergency plan (“SOPEP”) in a form approved by the Marine Environment Protection Committee of the International Maritime Organization pursuant to the requirements of Regulation 26 of Annex I of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, as amended (MARPOL 73/78).
3.7.2 The SOPEP will be written in the English language and will be reviewed and updated from time to time. If required the Managers will arrange for the translation of the SOPEP into another language, the cost of translation being recoverable in terms of Clause 8.4.
3.7.3 The Managers will also undertake regular training of the Crew in the use of the SOPEP including drills to ensure that the SOPEP functions as expected and that contact and information details specified are accurate.

3.8	OPA

3.8.1	If instructed by the Owners, the Managers will:
(i)    arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of OPA and instruct the Crew in all aspects of the operation of such plan;

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(ii)     identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organization, resources having salvage, firefighting, lightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the Owners to deal with the media in the event of discharges of oil.

3.8.2
The Managers are expressly authorized as agents for the Owners to enter into such arrangements by Contract or otherwise as are required to ensure the availability of the services outlined in Clause 3.8.1. The Managers are further expressly authorized as agents for the Owners to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other Federal or State laws.

3.8.3
The Owners will pay the fees due to third parties providing the services described above together with a fee to the Managers for their services. The level of fees will be included in the Vessel's running costs.

3.8.4	On termination of this Agreement, the Vessel Response Plan and all documentation will be returned to the Managers at the expense of the Owners.

3.9	Assistance with Sale of Vessel
The Managers shall, if requested, provide Owners with technical assistance in connection with any sale of the Vessel. The Managers will, if requested in writing by the Owners, comment on the terms of any proposed Memorandum of Agreement, but the Owners will remain solely responsible for agreeing the terms of any Memorandum of Agreement regulating any sale.

3.10 Vessel trading in high risk areas
In the event that the Vessel is to trade in a high risk area and in particular an area where piracy is prevalent, the Owners and the Managers shall co-operate in order to:
(i)    Comply in full with any guidance or Best Management Practices to Deter Piracy issued by recognized maritime organizations and as may be revised from time to time and also with any similar guidance which may be issued for high risk areas.
(ii)  Monitor daily guidance and updates provided by Maritime Security Centres established by national authorities in piracy areas and advise the Vessel accordingly.

(iii)
Comply with the Managers’ guidelines issued for transiting high risk areas as may be revised from time to time. The Managers’ guidelines set out their policy of full compliance with BMP and additional guidance and information on Self Protection Measures (“SPM’s”) including Citadels or Safe Areas. The Owners will be provided with a copy of the guidelines and costs for SPM’s will be included in the Vessel budget.

(iv) Where appropriate, ensure the Vessel follows any International Recommended Transit Corridors and complies with requirements for an escorted convoy if available.
(v)  Monitor routing recommendations for transiting high risk areas as provided by charterers and insurers and review the same as part of the risk assessment carried out for the transit concerned.
(vi) Provide sufficient Self Protection Measures (SPM) appropriate to the vessel type, size and speed with a view to protecting the Crew as far as possible in the event of an attack.   To be determined by the risk assessment required by BMP for the transit concerned and before entering the high risk area.
(vii) Provide training for the Crew in BMP prior to transiting any high risk area.

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4.	Services provided by Associated Companies

4.1
The Managers hereby disclose to the Owners that, except as instructed otherwise by the Owners in writing, they will, as agents for and on behalf of the Owners, utilize the services of companies associated with the Managers as set out in Part III (or as notified to Owners as set out in any revised Part III prepared by the Managers after the date hereof to record adjustments to the services being provided by associated companies from time to time under this Agreement). The budgets provided pursuant to Clause 3.5.2 will be provided on the basis that the services listed in Part III are provided by associated companies listed therein. The associated companies will charge and retain for their own benefit usual remuneration for the provision of their services (whether in the form of commission or fees).

4.2	The Owners hereby consent to the arrangements set out in Clause 4.1.

5.	Managers' Obligations

5.1
The Managers undertake to use their reasonable endeavours to provide the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of Management Services

PROVIDED HOWEVER that the Managers in the performance of Management Services shall be entitled to have regard to their overall responsibility in relation to all vessels which may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

5.2
The Managers shall be deemed to be “the Company” as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and by the ISPS Code.

5.3
The Managers shall procure and evidence (upon request of the Owners) ITIC or other equivalent forms of Errors and Omissions insurance for any liability arising out of this contract with particular reference to Clause 11.2

6.	Owners' Obligations

6.1	The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. Time shall be of the essence in respect of the payment of all such sums.

6.2
The Owners shall procure, whether by instructing the Managers under Clause 3.4.1 or otherwise, that throughout the period of this Agreement the Vessel will be insured at the Owners' expense for not less than sound market value or entered for full gross tonnage, as the case may be, for:

(i)    usual hull and machinery risks (including but not limited to crew negligence) and excess liabilities;
(ii)    protection and indemnity risks (including but not limited to pollution risks, diversion expenses and crew risks);
(iii)    freight, defense and demurrage;

(iv)	war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and

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(v) in accordance with MLC, establish insurance to compensate Crew, and/or any officers or ratings supplied by the Owners or on their behalf, for monetary loss that they may incur as a result of the failure of a recruitment and placement service or Owners under the employment agreement, to meet its obligations to them; and

(vi)	such other optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire)
in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies underwriters or associations (provided that, protection and indemnity risks must be placed with a member of the International Group of P&I Clubs) (“the Owners' Insurances”).

6.4
The Owners shall procure that all premiums and calls on the Owners’ Insurances are paid by their due date and that the Owners' Insurances name the Managers and any additional party designated by the Managers as a joint assured for protection and indemnity risks (including pollution risks) and a named assured on all other policies, with the benefit of full cover and full waiver of subrogation. The Owners shall, if applicable, provide the Managers with written evidence thereof to the reasonable satisfaction of the Managers on or prior to the Date of Commencement and/or on the date on which the Managers notify the Owners of the appointment of any additional party and within 7 days of each renewal date. The Owners shall provide Managers with an appropriate certificate of insurance covering any and all liabilities under the MLC including but not limited to financial security in accordance with regulation 2.5.

6.5
As between the Owners and the Managers, the Managers shall not be responsible for paying any premiums or calls arising in connection with such insurances. On termination of this Agreement (howsoever occasioned) or where the Owners make a change in the P&I Club in which the Vessel is entered, the Owners shall procure that the Managers and any additional party designated by the Managers as a joint or named assured shall cease to be a joint or named assured and that they are released from and/or secured for any and all liability for premiums and calls that may arise in relation to the period of this Agreement. For the avoidance of doubt, it is agreed that the Owners shall be liable for all deductibles applying to any insurance policy.

6.6
The Managers shall have the right to obtain confirmation direct from the brokers, underwriters and P&I Clubs through whom the Vessel’s insurances are arranged that all premiums calls and contributions due have been paid and that insurances meet the Owners' obligations under Clauses 6.3, 6.4 and 6.5. Where any premiums, calls and/or contributions are not paid, the Managers shall be entitled to pay the same from any funds held by them for the Owners and/or to terminate this Agreement forthwith by notice in writing.

6.7
If the Owners are not the registered owners or the bareboat charterer of the Vessel they shall instruct the Managers in writing whether the Managers are to act as agents under this Agreement for the Owners or the registered owners of the Vessel. If the latter the Owners shall be required to provide to the Managers an appropriate form of authorization to the reasonable satisfaction of the Managers pursuant to which the Managers are authorized to act as agents for the registered owners.

6.8
Upon request, the Owners shall provide the Managers with contact details of the relevant person at the mortgagee bank handling the Owners’ account and hereby expressly provide the Managers with authority to contact the mortgagee bank at their discretion. Upon the Date of Commencement, the Owners will authorise the mortgagee bank to co-operate with the Managers and provide information to the Managers, upon their request.

6.9	The Owners shall arrange for the provision of any necessary guarantee bond or other security.

7. Documentation

7.1	On or prior to the Date of Commencement the Owners will deliver to the Managers:
(i) a copy of the Owners’ certificate of incorporation;

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(ii)     full details of any resident registered agent for the registered owner of the Vessel;
(iii)     if applicable, a copy of the bareboat charterparty pursuant to which the Owners are disponent owners of the Vessel;
(iv)     in the case of a new vessel, the Owners will deliver a copy of the Building Contract and specification, and in the case of a second hand vessel, a copy of the Memorandum of Agreement in terms of which the Owners acquired the Vessel. The Owners shall be entitled to delete any confidential information (such as price) from the Building Contract or Memorandum of Agreement;
(v) if the Owners are not the registered owners or the bareboat charterer of the Vessel, in addition to the above, evidence satisfactory to the Managers of their beneficial interest in the Vessel and of their authorisation from the registered owners to enter into this Agreement; and
(vi) the name and address of any mortgagee bank and the name and address of the bank through which the Owners will pay funds due under this Agreement, if different.
In any event, the Managers reserve the right to request evidence satisfactory to them that the Owners and the Guarantor are in goodstanding and that the person signing this Agreement on their behalf is duly authorized to do so.

7.2	The Owners will on request provide the Managers with full details, in writing, of the ultimate beneficial owners of their share capital.

7.3
The Owners shall be obliged to obtain any required guarantee, bond or other security including, without limitation, the SCAC code and International Carrier Bond as required in order to access the US Bureau of Customs and Border Protection automated manifest system, as required by 68 Fed Reg 68139 and as amended, and USCG Certificate of Financial Responsibility for pollution. The Owners shall also be obliged to obtain any permits, licences or the like required to be obtained by an operator of a vessel including, without limitation, the US EPA vessel general permit.

8.	Management Fee

8.1
The Owners shall pay to the Managers the fees and expenses in the amounts stated in the Fee Schedule in respect of the Basic Services which shall be payable by equal monthly installments in advance, the first installment being due and payable one (1) month before the Vessel is handed over to the Managers and subsequent installments being payable monthly in advance.

8.2
(i)    If the Managers' superintendents or other associated staff spend more than 15 days visiting the Vessel in any calendar year (or pro rata for part of a calendar year), including time spent travelling, visits and travelling time in excess of 15 days shall be charged at the rate of US$850 per man per day. (ii)    In addition to the fee referred to in Clause 8.2(i), the Managers shall charge the Owners US$850 per man per day in respect of time spent by the Managers’ superintendents or other staff in providing technical assistance in connection with any casualty, breakdown, emergency or other average incident and, where a tanker management self-assessment vetting is required, the Owners agree to pay US$850 per day in compensation for the additional services provided by the Managers’ vetting manager and/or superintendents onshore or onboard the Vessel.

8.3
If the Vessel is placed on time charter, any costs incurred in complying with charterers requirements (including, but not limited to, additional reporting requirements and visits to the charterers) will be paid by the Owners.

8.4
The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff and office stationery. The Owners shall reimburse the Managers for all expenses properly incurred under the terms of this Agreement on behalf of the Owners, including, without prejudice to the foregoing generality, postage and communication expenses, Crew Support Costs, vessel documentation, administrative expenses of the SOPEP and SSP, travelling expenses and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. The Managers shall

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allocate among all vessels managed by them on a basis which the Managers consider to be fair and reasonable having regard to the trade of the vessels, the nationality of the crews and other relevant factors.

8.5
In the event of the termination of this Agreement a sum equivalent to three (3) months Fees payable to the Managers according to the provisions of Clauses 8.1 shall, save as mentioned below, be paid no later than the effective date of termination. The only occasions on which the foregoing provision will not apply is: (i) where Clause 17.5 and Clause 17.7 applies or (ii) where the Agreement is properly terminated by the Owners in terms of Clause 17.3 as a result of the Managers' default.

8.6
Fees and expenses payable to the Managers will be reviewed annually with the Owners and shall be adjusted as a minimum by reference to the retail price index relevant to the nexus of services provided by the Managers. Where Management Services are wholly or partly provided by third parties, the fees and expenses therefore shall be adjusted immediately with the approval of the Owners (such approval not to be unreasonably withheld or delayed) to take account of increases in the cost of such services. The Managers will, however, use all reasonable endeavours in negotiations with such third parties to minimise such increases.

8.7	All fees are exclusive of Value Added Taxes or other applicable taxes.

8.8	Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the management of the Vessel shall be credited to the Owners.

8.9
If as a result of collision, accident, emergency, or any other extraordinary circumstances, the Managers' workload is increased beyond that which the parties could reasonably have anticipated, the Managers shall request (and the Owners shall approve, acting reasonably and without delay) reasonable additional remuneration having regard to the nature of the incident, the personnel and resources of the Managers deployed, and all other relevant circumstances including insurance recoveries.

8.10 If the Owners decide to lay-up the Vessel and such lay-up lasts for more than three (3) months, an appropriate reduction of the management fee for the period exceeding the three (3) months until the Owners give written notice to remobilize the Vessel, shall be mutually agreed between the parties.

9.	Payments and Management of Funds

9.1
All sums paid to the Managers by or on behalf of the Owners and all moneys collected by the Managers under the terms of this Agreement (other than fees payable by the Owners to the Managers) shall be held to the credit of the Owners in a separate bank account or accounts which shall be operated by the Managers. The Owners agree to provide to the Managers all information and documentation required to comply with banking “know your customer” procedures.

9.2
Where any sums howsoever arising and whether in respect of fees, budgeted expenditure, non-budgeted expenditure, other liabilities (present, future, liquidated or unliquidated) or expenses are owed to the Managers in connection with the Vessel or the Fleet, the Managers shall be entitled but not obliged at any time or times to apply any sums standing to the credit of the accounts referred to in Clause 9.1 to settle such sums but shall in any event remain payable by the Owners to the Managers on demand.

9.3
On or prior to the Date of Commencement the Owners shall provide to the Managers an amount equivalent to the prorated budgeted days expenditure from the Date of Commencement to the end of the first month in management. In addition all pre-delivery expenses are to be funded promptly by the Owners on request from the Managers. The Owners shall provide an amount equivalent to 1/12 of the annual budget for the first full month on or prior to the 1st day of the first full month of the management period. In subsequent months the Managers shall request amounts for the total anticipated monthly expenditure as laid out in Clause 9.6.

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9.4
The Owners agree that on termination of this agreement payment of all sums outstanding under the terms of the agreement are to be made in advance of the Vessel leaving management. The sum will include without prejudice to the generality of the foregoing, any amounts due to be paid to suppliers and other third parties (as evidenced, in the absence of manifest error, by an accounts payable listing produced by the Managers) and any outstanding accruals for invoices not yet received. The Owners irrevocably undertake to pay forthwith on request from the Managers any other sums which become due after the effective date of termination.

9.5
The Managers shall each month request (by e-mail) from the Owners the funds required to run the Vessel for the ensuing month. Such request will be for the total of the anticipated monthly expenditure, including, without prejudice to the generality of the foregoing, any sums due to be paid to suppliers and other third parties in the ensuing month (as conclusively evidenced, in the absence of manifest error, by an accounts payable listing produced by the Managers) and any outstanding accruals for invoices not yet received. In addition, the Owners shall provide the Managers upon request with any funds which the Managers may request to cover any unbudgeted, unexpected, occasional or extraordinary item of expenditure. All such funds shall be received by the Managers within five (5) days after the receipt of such requests and shall be held to the credit of the Owners in the account(s) referred to in Clause 9.1. The Managers shall be entitled to allocate such funds in such manner as the Managers determine, and it shall not be open to the Owners to direct the Managers otherwise and under no circumstances shall any funds received be held on trust by the Managers for any specific purpose.

9.6
Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services and all payments due shall be made punctually to the Managers (and not any third party) in accordance with the terms of this Agreement in full without any deduction whatsoever.

9.7	Where the Owners delay settling any sums due to the Managers the Owners shall pay interest thereon from the due date until the date of payment at 3% per cent over one (1) month LIBOR.

9.8
In addition to the funds referred to above the Owners shall pay and/or reimburse the Managers in respect of all expenses incurred prior to the Date of Commencement including, but not limited to, riding crew wages, initial crew movements, crew standby expenses, communication and liaison expenses and ITF welfare contributions.

10.	Managers' Right to Sub-Contract

10.1
The Managers shall be entitled to procure performance of the Basic Services by their parent, subsidiary or associated companies (hereinafter collectively called the “Sub-Managers”) in accordance with the following provisions of this Clause 10.1:

(i)    Manager shall remain fully liable for the due performance of their obligation under this Agreement but performance of all or any of the Managers' obligations by the Sub-Managers shall be and constitute full and sufficient performance by the Managers of their obligations hereunder; and
(ii)    the Owners hereby agree with the Managers that insofar as the Sub-Managers perform the obligations of the Managers the Sub-Managers shall be entitled to the benefits of the provisions of Clause 11;

10.2	The provisions of Clause 10.1 shall remain in force notwithstanding termination of this Agreement.

11.	Responsibilities

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11.1	Force Majeure
11.1.1 Neither the Owners nor the Managers shall be liable for any loss or damage or total or partial failure to perform this Agreement (other than a failure to perform an obligation to pay money) caused wholly or partly by any circumstance or matter beyond the reasonable control of the relevant party, as the case may be, including (without limiting the generality of the foregoing) acts of God, acts of governmental authorities, fires, strikes, floods, epidemics, quarantine restrictions, wars, insurrections, riots, violent demonstrations, criminal offences, acts and omissions of civil or military authority or of usurped power, requisition or hire by any governmental or other competent authority, embargoes, acts of terror, and cyber attacks.

11.1.2
Where a party seeks to rely upon a force majeure event as described in Clause 11.1.1 it will advise the other party of the force majeure event at the earliest opportunity and also advise that party of the likely duration of such force majeure situation.

11.2	Liability to Owners
(i)     Without prejudice to Clause 11.1, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services
UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers' personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers' liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual Fees payable hereunder for Basic Services.
(ii) Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any of the acts or omissions of the Crew even if such acts or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted solely from a failure by the Managers to discharge their obligations under Clause 3.1 in which case their liability shall be limited in accordance with the terms of this Clause 11.

11.3	Indemnity - General
Except to the extent and solely for the amount therein set out that the Managers would be liable under Clause 11.2, the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising out of or in connection with the performance of this Agreement, including, but not limited to, any and all liability arising under the MLC, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement. The rights of indemnity hereunder shall accrue when any claim or liability is first notified to the Managers or the Managers become aware of the same.

11.4	Indemnity - tax
Without prejudice to the general indemnity set out in Clause 11.3, the Owners hereby undertake to keep the Managers, their employees, agents and sub-contractors indemnified and to hold them harmless against all taxes, including customs duties,

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import VAT or any other indirect taxes, imposts and duties levied by any government as a result of the trading or other activities of the Owners or the Vessel or the Fleet and that whether or not such taxes, imposts and duties are levied on the Owners or the Managers when acting as agents on behalf of the Owners.

11.5	“Himalaya”
It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers and the employees of such sub-contractors) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 11 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

11.6	Consequential Loss
Neither party shall be liable to the other for any Consequential Loss (as defined herein) whatsoever arising out of or in connection with the performance or non-performance of this Agreement, in tort, statute or otherwise at law. “Consequential Loss” means (a) consequential loss under the applicable law (whether in contract, tort (including, but not limited to, negligence and misrepresentation), breach of statutory duty, or otherwise); and (b) loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any), in each case whether direct or indirect to the extent that these are not included in sub-paragraph (a) herein and whether or not foreseeable at the date of commencement of the Agreement.

11.7	The provisions of Clause 11 shall remain in force notwithstanding termination of this Agreement.

12.	Liens
12.1 Managers shall only have the benefit of any liens arising by operation of law or otherwise in the ordinary course of the management of the Vessel.

13.	Claims/Disputes

13.1
If required the Managers shall handle and settle claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties.

13.2	The Managers shall, as instructed by the Owners, bring or defend actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement.

13.3
The Managers shall have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel.

13.4
The Owners shall pay to the Managers a fee for time spent by the Managers in carrying out their obligations under Clause 13 and such fee shall be charged at the rate of US$850 per man per day of 8 hours. Where the Approved Broker has been

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appointed pursuant to Clause 3.4 for the placing of insurances no additional fee will be charged for insurance claims handling. In addition any costs incurred by the Managers in carrying out their obligations according to Clause 13 shall be reimbursed by the Owners.

13.5
The Owners acknowledge that the Managers use MTI Network for crisis management response and agree to reimburse any fees additional to the annual retainer of MTI Network (as included in the budget) which may be incurred.

14.	Auditing, Records

14.1
The Managers shall at all times maintain and keep true and correct accounts and shall make the same available at the Managers’ offices for inspection and auditing by the Owners at such times as may be mutually agreed. The Owners agree that the Managers shall be entitled to charge for their reasonable costs and expenses should the Owners require copies of supplier invoices and related documentation.

14.2	The Managers shall be entitled to electronically archive all of the Vessel’s records and arrange safe storage of the same, the costs being included in the Vessel's running costs.

14.3
All accounting and other records relating to the Vessel will be retained by the Managers in accordance with any applicable internal policy and subject to statutory requirements. For the period during which records are retained Owners may request a copy to be delivered to them at their own expense.

14.4
The Managers may request and the Owners shall, in a timely manner, make available all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services.

15.	Inspection of Vessel
The Owners shall have the right at any time to inspect the Vessel for any reason they consider necessary. The Owners will, where practicable, give reasonable notice to the Managers of their intention to visit the Vessel.

16.	Compliance with Laws and Regulations

16.1	Owners and Managers undertake, represent and warrant that on concluding this Agreement neither they, Crew, nor any of their employees or agents is a Sanctioned Person.

16.2
Owners and Managers warrant compliance with Global Trade Laws in all respects related directly or indirectly to the performance of this Agreement and undertake that they will not, through any act or omission, place the other in violation of Global Trade Laws.

16.3
The parties will not do or permit anything to be done which might cause any breach or infringement of the laws and regulation of the country of registry of the Vessel, and of the places where she trades, provided always that each parties’ obligations under this Clause will relate to matters in which they are in fact capable of fulfilling and on the understanding that each receive all necessary co-operation and information from the other and, in the case of the Managers, the funding from the Owners, provided for in this contract.

16.4
Owners and Managers accept that the United States, the European Union, and other relevant authorities may from time to time establish or change the applicable Global Trade Laws and both parties acknowledge that such an event may render continued performance by either or both under this Agreement illegal or unlawful. In that event and if either party terminates this Agreement due to a change in U.S., EU, or other applicable sanctions (including without limitation the “snap back” of U.S or EU sanctions with respect to Iran in connection with the Joint Comprehensive Plan of Action), both

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parties agree that (i) such termination shall not constitute a breach of this Agreement by the party terminating and the other party waives any and all claims against the terminating party for any loss, cost or expense, including consequential damages that the other party may incur by virtue of such termination; and (ii) both parties agreed to take reasonable steps to cooperate in winding down this Agreement.

16.5	In this Clause the following words and expressions shall have the meanings hereby assigned to them:
“Embargoed Country” means any country or geographic region subject to comprehensive economic sanctions or embargoes administered by OFAC or the European Union, including without limitation Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region.
“Global Trade Laws” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) as well as any relevant Executive Orders; the economic sanctions rules and regulations administered by the United Kingdom’s European Union (“E.U.”) Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and other applicable economic sanctions or export and import control laws.
“Sanctioned Person” means at any time: (a) any person or entity included on: OFAC’s Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, or the Foreign Sanctions Evaders List; the E.U.’s Consolidated List of Sanctions Targets; or any similar list; (b) any person resident in, or entity organized under the laws of, an Embargoed Country; or (c) any person or entity majority-owned or controlled or acting on behalf of any of the foregoing.

17.	Duration of the Agreement

17.1	Termination by Notice
This Agreement shall come into effect on the Date of Commencement (except that the Managers are authorised, prior to such date to do all such things in respect of which it shall be entitled to be paid or reimbursed pursuant to Clause 9.9) and shall continue thereafter until terminated by either party giving to the other notice in writing, in which event this Agreement shall, terminate on the expiry of a period of twenty four (24) months from the date upon which such notice is received unless terminated earlier in accordance with this Clause 17. Where the Vessel is not at a convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at a convenient port or place.

17.2	Termination by default - Owners
(i)     The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys requested by the Managers from the Owners or the owners of any vessel in the Fleet, shall not have been received in the Managers' nominated account within five (5) days of payment having been requested in writing by the Managers or if the Owners fail to comply to the reasonable satisfaction of the Managers with the requirements of Clauses 6.3, 6.4 and 6.5 or if the Vessel is repossessed by a mortgagee.
(ii)     If the Owners
(a)    otherwise fail materially to meet their obligations hereunder for reasons within their control; or

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(b)    employ the Vessel in the carriage of contraband, blockade running or in an unlawful trade, or on a voyage or in a manner which, in the sole discretion of the Managers, is unduly hazardous or improper, or potentially unlawful; or
(c) fail to comply with a request for information or cooperation, or to comply with any recommendation of the Managers which the Managers consider to be reasonable and non compliance with which may affect the Managers’ reputation or its obligations under the ISM Code or any other applicable laws or regulations then the Managers may give written notice to the Owners specifying the default and requiring them to remedy it. In the event that the Owners fail to remedy such default (in the case of (a) above, if remediable) within a reasonable time to the reasonable satisfaction of the Managers, the Managers shall be entitled to terminate this Agreement with immediate effect by notice in writing.

17.3	Termination by Default - Managers
(i) If the Managers fail materially to meet their obligations under this Agreement for reasons within the control of the Managers, the Owners may give written notice to the Managers specifying the default and requiring them to remedy it as soon as practically possible. In the event that the Managers fail to remedy such default, if remediable, within a reasonable time to the reasonable satisfaction of the Owners, the Owners shall be entitled to terminate this Agreement with immediate effect by notice in writing.
(ii) If the Managers are convicted of, or admit guilt for, a crime, then the Owners shall be entitled to terminate this Agreement with immediate effect by notice in writing.

17.4	Liquidation
This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver, administrator or similar officer is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors. The Managers shall be entitled to terminate this Agreement forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the owner of any vessel in the Fleet (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or similar officer is appointed to such owner, or if such owner suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

17.5	Extraordinary Termination

This Agreement shall be:

(i)
terminated in the case of a sale of the Vessel (“ET1”), and the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Vessel’s owners cease to be the registered owners of the Vessel;

(ii)
deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing, or the Vessel is bareboat chartered for a period of less than three (3) years, when the bareboat charter comes to an end (in either case, “ET2”);

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(iii)	terminated if the Vessel is bareboat chartered for a period of three (3) years or more, unless otherwise agreed, when the bareboat charter comes to an end (“ET3”); or

(iv)	terminated if the Vessel is not delivered to the Owners within 100 days of the Effective Date (“ET4”).

17.6 For the purpose of sub-Clause 17.5 hereof:
the Vessel shall not be deemed to be lost until either she has become an actual total loss or agreement has been reached with her Underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred or a Notice of Abandonment is issued to underwriters.

17.7

(i) In the event of a termination of this Agreement for an ET2 event or for any other reason except: (i) in the case of default by the Manager; or (ii) an ET1, ET3 or ET4 event, the Fees payable to the Managers according to the provisions of Clause 8.1 (Management Fee) shall continue to be payable for three (3) months.

(ii) In the event of a termination of this Agreement for an ET1, ET3 or ET4 event (and absent a Change of
Control):

(aa) the Fees payable to the Managers according to the provisions of Clause 8.1 (Management Fee), shall continue to be payable for a further period of three (3) months as from the date of termination; and

(bb) the Owners are to provide written notice of termination to Managers at least three (3) months prior to the date of termination. Where Managers do not receive at least three (3) months prior written notice of the date of termination the Fees in (aa) shall be increased by three (3) months of Fees, reduced by the pro rata amount where prior written notice of the date of termination was given.

(iii) On or following a Change of Control, Clauses (ii)(aa) and (bb) above shall not apply and in the event of a termination of this Agreement for an ET1, ET3 or ET4 event, the Fees payable to the Managers according to the provisions of Clause 8.1 (Management Fee), shall continue to be payable for a further period of twenty-four (24) months as from the date of termination.

(iv) In the event of a termination of this Agreement for an ET4 event, no termination fee shall be due and payable hereunder where the Owners are required to pay an early termination fee as the same is described in the Master Agreement.

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(v) All amounts due and payable under this Clause 17.7 shall be accelerated and immediately payable in one lump sum on the date of termination.

17.8 The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

17.9 All outstanding fees and other sums payable by the Owners require to be paid in full on or prior to termination, for whatever reason, of this Agreement. Save where the Agreement is properly terminated by the Owners in accordance with Clause 17.3, the Managers shall be paid fees in accordance with Clause 8.5 or Clause 17.7 where terminated in accordance with Clause 17.5. The Owners shall also pay on demand Severance Costs together with repatriation costs and any other expenses which arise directly as a result of the termination.

18.	Confidentiality

18.1
As between the Owners and the Managers, the Owners hereby agree and acknowledge that all title and property in and to the management manuals of the Managers and other written material of the Managers concerning management functions and activities is vested in the Managers and the Owners agree not to disclose the same to any third party and, on the termination of this Agreement, to return all such manuals and other material to the Managers. For the purposes of this Clause reference to “the Managers” includes the parent, subsidiary and associated companies of the Managers and any third parties providing Management Services.

19.	Suspension of Services
If, at any time, the Owners have failed to pay the sums due and owing, as set out in Clause 9, or are in breach of any other terms of this Agreement, in addition to the Managers’ rights pursuant to Clause 17 to terminate, the Managers shall, without prejudice to their liberty to terminate, be entitled to withhold/suspend the performance of any and all of their obligations hereunder (including, but not limited to, removal of Crew) and shall have no responsibility whatsoever for any consequences thereof, in respect of which the Owners hereby indemnify the Managers, and fees (as set out in the Fee Schedule) shall continue to accrue and any extra expenses resulting from such withholding shall be for the Owners’ account. To the extent the rights of Managers as set out in this Clause 19 are limited in any way by any undertaking Managers may have given or be required to give to any of the banks financing the Vessel, Managers hereby reserve the right to approach any such bank at any time to discuss suspending services in the absence of continued nonperformance by the Owners.

20.	Law and Arbitration

20.1
This Agreement shall be governed by English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 and any amendment thereto or substitution therefor.

20.2	The arbitration shall be conducted in accordance with the London Maritime Arbitrators' (LMAA) Terms current at the time when the arbitration is commenced.

20.3
Save as mentioned below, the reference shall be to three arbitrators, one to be appointed by each party and the third by the two so appointed. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such

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appointment to the other party requiring the other party to appoint its arbitrator within 14 days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and give notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring the dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be as binding as if he had been appointed by agreement.

20.4
In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

20.5	Except to the extent provided for in Clauses 10 and 11 no third party shall have the right to enforce any term of this Agreement.

21.	Amendments to Agreement
The Managers reserve the right to make such changes to this Agreement as they shall consider necessary to take account of regulatory changes which come into force after the date hereof and which affect the operation of the Vessel. Such changes will be notified in writing to the Owners and will come into force on notification or on the date on which such regulatory or other changes come into effect (whichever shall be the later).

22.	Time Limit for Claims
Any and all liabilities of either party to the other arising under this Agreement or otherwise in relation to the Vessel (except in the case of fraud) shall be deemed to be waived and absolutely barred on the relevant date unless prior to the relevant date written particulars of any claim (giving details of the alleged breach in respect of which such claim is made and a preliminary statement of the amount claimed) have been intimated in writing by the claimant by the relevant date, and any such claim shall be deemed (if it has not previously been satisfied, settled or withdrawn) to have been withdrawn unless arbitration proceedings have been commenced under Clause 20 prior to the expiry of six (6) months after the relevant date. For the purposes of this Clause 22, the “relevant date” is one year after the date of termination, for whatever reason, of this Agreement.

23.	Condition of Vessel
The Owners acknowledge that they are aware that the Managers are unable to confirm that the Vessel, its systems, equipment and machinery are free from defects, and agree that the Managers shall not in any circumstances be liable for any losses, costs, claims, liabilities and expenses which the Owners may suffer or incur resulting from pre-existing or latent deficiencies in the Vessel, its systems, equipment and machinery.

24.	Notices

24.1	Any notice or other communication under or in relation to this Agreement (a “Communication”) may be sent by fax, registered or recorded mail, by personal delivery or electronically.

24.2	The addresses of the parties for service of a Communication shall be as stated in Boxes 6 and 7 respectively of Part I.

24.3	A Communication shall be deemed to have been delivered and shall take effect:
(i)    in the case of a fax or email, on the day of transmission; and
(iii)    if delivered personally or sent by registered or recorded mail at the time of delivery.

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25.    Staff Loyalty
The Owners shall not and shall procure that their parent, subsidiary and associate companies shall not, without the written consent of the Managers, during the course of this Agreement or for a period of six (6) months following termination directly or indirectly offer any employment to any employee of the Managers engaged in providing Management Services or directly or indirectly induce or solicit any such person to take up employment with the Owners or any associated or affiliated company or use the services of any such person either independently or via a third party. In the event that the Managers agree to any of its employees accepting an offer of employment as aforesaid, the Owners shall pay to the Managers a sum equivalent to 25% of the new annual salary of that employee, payable within seven days of the date of the written agreement of the Managers. Such payment shall be construed as liquidated damages and not as a penalty, being the parties agreed reasonable estimate of the Managers’ loss.

26.	Entire Agreement

26.1
Any additional clauses attached hereto together with the Master Agreement, Confirmation, any subsequent, addenda, schedules, appendices or otherwise, shall be construed as an integral part of this Agreement and shall be interpreted accordingly. This Agreement constitutes the entire agreement and understanding of the parties. It supersedes any previous agreement, understanding, discussion or exchange between the parties (or their representatives) relating to the equipment or service which now forms the subject matter of this Agreement.

26.2
By signing this Agreement both parties agree and represent to each other that neither party is entering into this Agreement as a result of, or in reliance on, any warranty, representation, statement, agreement or undertaking of any kind whatsoever (whether in writing or oral and whether made negligently or innocently) made by any person other than as expressly set out in this Agreement as a warranty and identified as such.

26.3
For the avoidance of doubt, it is intended and agreed that any liability which might otherwise have arisen in tort for negligent misrepresentation or for negligent or innocent misrepresentation, whether at common law or under statue, is hereby excluded and any remedy that might otherwise have so arisen is forsworn.

27.	Partial Validity
If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28.	Performance Guarantee
In consideration of the Managers entering into this Agreement with the Owners and for other good and valuable consideration, the Guarantor unconditionally and irrevocably guarantees to the Managers as primary obligor and not merely as surety the due and punctual observance and performance of all the obligations of the Owners under this Agreement. It is agreed in connection with such guarantee, that:
(i)    the Managers shall not be bound to exhaust their recourse against the Owners before calling on the Guarantor to perform any outstanding obligation of the Owners under this Agreement;
(ii)    this shall be a continuing guarantee which shall remain in force until termination of this Agreement and thereafter for so long as any claim arising from or related to the breach by the Owners of any and all of their obligations and liabilities under this Agreement remains outstanding and are not prescribed or time barred under any applicable statute or law. This guarantee shall not be affected by any variation of the terms of this Agreement, or by any other act, omission, matter or

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thing which, but for this provision, might operate to release or exonerate the Guarantor from its obligations as guarantor in whole or in part;

(iii)
the Guarantor’s obligations hereunder shall be in additional to and shall not in any way be prejudiced by any other guarantees granted or covenants assumed now or in the future by the Guarantor in favour of the Managers with respect to any claim the Managers has or may have against the Owners or the Guarantor under either of the Master and/or this Agreement;

(iv) the Guarantor, acting for itself and its successors and assigns, hereby expressly and irrevocably consents to and submits to be bound by the provisions of Clause 20 hereof.

29.	Non Waiver
No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver in whole or in part. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

Ship Management Agreement            OWNERS            MANAGERS

STNG/ SCM-SSM Master Agreement

SHIP MANAGEMENT AGREEMENT - PART III

SERVICES PROVIDED BY ASSOCIATED COMPANIES

1. Travel Management on a 24 hour basis

Services include controls for verifying quotes, integrated billing system, consultancy, cost control and account management, visa assistance, corporate travel.

2. Catering

Services include cargo ship catering, consulting for start-up, new building, and operational review, purchasing and logistics.

3. Technical analysis of vessel performance

Services include the monitoring of vessel performance by collecting and analysing the main parameters affecting fuel consumption: main engine (ME) consumption, condition of hull and propeller, sludge production and itinerary management in terms of speed and rpm.
The above findings are compiled in monthly reports containing trends and comparisons to optimum performance and to sister/similar vessels, if any, with the purpose of improvement in speed and consumption, cleaning of hull/propeller, operation of vessel within charterparty limits and provision of documents in support of commercial claims.
The service is tailor-made to suit the existing recording equipment available onboard and will include suggestions for improvement fully supported by ROI analysis.

STNG/ SCM-SSM Master Agreement

The technical performance of the ME is analysed in terms of ME load balance, fuel injection pump, air cooler, Turbo Charge and Economiser conditions with the purpose of improvement in fuel and lube oil consumption and the streamlining spare parts procurement.

4. Agency

Services include protecting, husbandry and charterers’ Agents, port services, spares, logistics, crew and offshore support for Crew movements when and where available.

5. Underwater services

Routine underwater inspections, propeller and hull cleaning. Underwater repair and maintenance as required.

6. Engineering services and consultancy

Services include naval architecture, engineering, design, emergency and oil spill response services, laser scanning, new construction supervision and project management services.

7 Repairs and Installations
Provision of riding gangs, turnkey repairs and installations, engine overhauling, electrical installations, annual services and NDT testing.

8. Insurance

Services include arranging insurance and managing claims in accordance with Clause 3.4 of this ship management agreement, on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability.

STNG/ SCM-SSM Master Agreement

9. Salvage and oil spill response

Services include global emergency response in way of towing, marine firefighting, damage stability, salvage, spill response including statutory compliance services.

STNG/ SCM-SSM Master Agreement

             SHIP MANAGEMENT AGREEMENT - PART IV

FEE SCHEDULE

SHIP NAME:

BASIC SERVICES (Clause 3 of Part II)	Amount	Frequency
(a) Fees
Management Fee	$175,000 annual	Pro rata monthly in advance
SECAT Retainer Fee	$1,500 per month	Monthly in advance
Crew Management Fees	$4,750 per month	Monthly in advance
(b) Expenses
Management Expenses: Fixed Cost invoice – Certain Overheads as per Budget (Part VI) Crewing Expenses: Fixed Cost invoice – Crewing Expenses (Part VI)	[TBD] [TBD]	Monthly in advance Monthly in advance

STNG/ SCM-SSM Master Agreement

SHIP MANAGEMENT AGREEMENT - PART V

FLEET DETAILS

STNG/ SCM-SSM Master Agreement

SHIP MANAGEMENT AGREEMENT - PART VI

INITIAL BUDGET

Crew

I.
The following “Crewing Expenses” are assessed as a fixed cost based on the agreed budget and subject to the Vessel’s crew complement and trading area remaining unchanged (Fixed Cost Invoice – General Crewing Expenses):

Recruitment costs to include:
Medical costs
Training costs
Visa costs
Medical insurance costs
Domestic travel
Wage related union costs
Flag required licenses
MSO communications
Bank charges (in relation to allotments)
Working gear

If the Vessel’s Crew complement and/or trading area are changed with the result that the abovementioned component costs increase the Owners agree that the fixed cost shall be revised as may be mutually agreed.

The Managers shall be subject to the auditing and control requirements of the Owner but shall not be required on a regular basis to provide to the Owners any invoices or related documentation for items within the Fixed Cost Invoice.

II.	Other costs are charged on an itemized basis including:
Crew Travel

STNG/ SCM-SSM Master Agreement

Crew Wages
ITF fee
Victualling
D&A testing
Crew welfare

Insurance
Hull & Machinery Premiums
Increased Value Premium
War Risks Premium
Freight, Defence & Demurrage
P&I Premiums
Loss of Hire Insurances

Technical
Stores
Spares
Lub Oils
Surveys & Services
Repairs

Safety & Risk

Administration / Overheads
Registration Expenses

Management Fees

STNG/ SCM-SSM Master Agreement

“Management Expenses” as per Cl. 8.4
If fixed management expenses are agreed in the budget, the Managers shall not be required to provide to the Owners any invoices or related documentation for items within the Fixed Management Expenses Invoice.

Other Costs

OPERATING COSTS EXCL. DRYDOCKING

Drydocking
Dry docking Provision
Extraordinary M&R

OPERATING COSTS INCL. DRYDOCKING

STNG/ SCM-SSM Master Agreement

SHIP MANAGEMENT AGREEMENT - PART VII

CHANGE OF CONTROL DEFINITION STNG

(A) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of STNGs or its subsidiaries assets, taken as a whole, to any Person other than to a Permitted Owner;
(B) an order made for, or the adoption by the Board of Directors of a plan of, liquidation or dissolution of STNG;
(C) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Permitted Owner, becomes the beneficial owner, directly or indirectly, of a majority of STNGs Voting Securities, measured by voting power rather than number of shares;
(D) if, at any time, STNG becomes insolvent, admits in writing its inability to pay its debts as they become due, is adjudged bankrupt or declares bankruptcy or makes an assignment for the benefit of creditors, or makes a proposal or similar action under the bankruptcy, insolvency or other similar laws of any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;
(E) the consolidation of STNG with, or the merger of STNG with or into, any Person, other than a Permitted Owner or the consolidation of any Person, other than a Permitted Owner, with, or the merger of any Person, other than a Permitted Owner, with or into, STNG, in any such event pursuant to a transaction in which any of the common stock outstanding immediately prior to such transaction are converted into or exchanged for cash, securities or other property or receive a payment of cash , securities or other property, other than any such transaction where STNGs Voting Securities outstanding immediately prior to such transaction are converted into or exchanged for Voting Securities of the surviving or transferee Person constituting a majority (measured by voting power rather than number of shares) of the outstanding Voting Securities of such surviving or transferee Person immediately after giving effect to such issuance; or
(F) a change in directors after which a majority of the members of the Board of Directors are not directors who were either nominated by, appointed by or otherwise elected with the approval of current board members at the time of such election.

“Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or more intermediaries, are Controlled by, Control or are under common Control with the Person in question, and Affiliate means any one of them.
“Control” or “Controlled” means, with respect to any Person, the right to elect or appoint, directly or indirectly, a majority of the directors of such Person or a majority of the Persons who have the right,

STNG/ SCM-SSM Master Agreement

including any contractual right, to manage and direct the business, affairs and operations of such Person, or the possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

“Governmental Authority” means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, any multinational or supranational organization, any government agency (including the U.S. Securities and Exchange Commission), any tribunal, labor relations board, commission or stock exchange (including the New York Stock Exchange), and any other authority or organization exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
“Permitted Owner” means SSH and all Affiliates thereof.
“Person” shall have the meaning ascribed to it as such term is used in Section 13(d)(3) of the Securities Exchange Act, as amended.
“SSH” shall mean Scorpio Services Holding Limited, a Marshall Islands corporation whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.
“STNG” shall mean Scorpio Tankers Inc., a company incorporated under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.
“Voting Securities” means securities of all classes of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

STNG/ SCM-SSM Master Agreement

RIDER CLAUSES
FOR SHIPMAN 2009 STANDARD SHIP MANAGEMENT
AGREEMENT

30.    OPA
30.1    The Managers will:

(i)
arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of OPA and instruct the Crew in all aspects of the operation of such plan; and

(ii)
identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organization, resources having salvage, fire fighting, lightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the Owners to deal with the media in the event of discharges of oil.

30.2
The Managers are expressly authorized as agents for the Owners to enter into such arrangements by contract or otherwise as are required to ensure the availability of the services outlined in Clause 30.1. The Managers are further expressly authorized as agents for the Owners to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other US Federal or State laws.

30.3	The Owners will pay the fees due to third parties providing the services described above. The third party fees will be included in the Vessel's running costs.

30.4	On termination of this Agreement, the Vessel Response Plan and all documentation will be returned to the Managers at the expense of the Owners.

31.    IT Services

31.1	The Managers will, subject to the remaining provisions of this Clause 31, provide the Vessel with the Management System Software.
31.2    The main features of the Management System Software at the date of this Agreement are:

(i)	comprehensive management software providing single point of entry to the Vessel incorporating crew management, defect and deficiency reporting and performance monitoring;

(ii)	a ship to shore and shore to ship e-mail package providing cost efficient communications available to both Managers and their charterers; and

STNG/ SCM-SSM Master Agreement

(iii)	a computerized maintenance system including inventory control and automated purchase order handling.

31.3	The costs for the Management System Software are included in the Vessel's operating costs, as follows:
(i)    the annual maintenance fee;
(ii)    maintenance and upgrades;
(iii)    24 hour support;
(iv)    provision of anti-virus software and regular upgrades;
(v)    operational manuals and regular updates;
(vi)    annual audit on board the Vessel providing a system health check;
(vii)    user manuals and training of the Crew in the use of the Management System Software; and
(viii)    e-mail on board the Vessel.

31.4	Such costs do not include the costs of appropriate hardware, licence fee and installation/set-up on board the Vessel which will be included in the taking over cost.

31.5
Installation and set-up of the Information System Software will be undertaken on a date agreed between the Managers and the Owners having regard to the Vessel's schedule and the availability of the Managers' personnel.

31.6    The Management System Software is protected by applicable copyright and patent laws.

31.7	The Managers do not warrant that the use or operation of the Information System Software will be uninterrupted or error free.

32.    Management Fee

32.1
Without prejudice to the generality of Clause 8 (Management Fee), it is agreed that the remuneration provided for by that Clause shall be deemed to cover the Manager's administrative and general expenses and any other expenses which are not directly and exclusively applicable to the operation or conduct of the business of the Vessel and shall include:

Salaries of corporate officers, executives, department heads, administrative, clerical and office employees, port engineers, port captain, port stewards, paymaster and other employees of the shore side establishment, payroll taxes, group insurance and pension annuity payments applicable to personnel in the above named categories, office and administrative expenses, including insurance, rent, heat, light, power, office stationary, office services, depreciation and repair of office equipment,

STNG/ SCM-SSM Master Agreement

janitor services and expenses, accounting expenses, the Managers' outside auditing fees, dues and membership in trade associations, office subscriptions, contributions and donations and franchise taxes, as well as legal fees in connection with the Managers' corporate and management functions, excluding all and any legal fees or other expenses incurred by the Managers in connection with any claims arising out of any matter related with the Vessel.

32.2
In addition to the remuneration payable to the Managers under the provision of Clause 8 and this Clause, the Owners shall reimburse the Managers for, inter alia, the amount of such necessary travelling expenses (outside Monaco), seafarers interviewing costs, costs of telephone calls, communication, vessel's postage, freight and forwarding, warehousing, agency services and fees which are not included in budget and will be treated as contingency costs. For estimation purpose only and without guarantee, contingencies could amount to a 5% of annual total budget.

33.    Dry docking
Dry docking to be carried out with prior approval of costs by the Owners. The drydocking specification shall be prepared by the Managers and approved by the Owners.

34.    Benefit of Existing and Future Contracts
Where possible, the Owners shall (for the duration of this Agreement) have the advantage of any existing or future contracts of the Managers for the purchase or renewal of materials, facilities, services or equipment, by way of the benefit of discounts (if any).

35.    Passing of Title

35.1
To the extent already paid for by the Managers using funds specifically provided by the Owners for such a purpose, title to any goods, materials or supplies purchased by the Managers for use in the performance of this Agreement shall belong to the Owners.

35.2
Upon termination of this Agreement all such goods, materials or supplies in the hands of the Managers shall be delivered to the Vessel or if requested by the Owners the Managers shall sell or dispose of such goods, materials or supplies at such price, terms and conditions as may be approved by the Owners and remit the proceeds thereof less any expenses incurred in selling or disposing of such goods to an account of the Owners, to be advised separately in writing to the Managers.

36.    Termination on Bareboat Charter of Vessel

STNG/ SCM-SSM Master Agreement

The Managers shall be entitled to terminate this Agreement by notice in writing in the event that the Vessel is bareboat chartered by the Owners. The date upon which the Vessel is to be treated as having been bareboat chartered, shall be the date on which the Owners deliver the Vessel to bareboat charterer, notwithstanding the fact that the Managers may learn of the bareboat charter at a later date.

37.    Slop and any other disposal ashore
Disposal of slop, sludge, bilge, garbage produced for whatever reason (including but not limited to tank inspection, repairs, drydock preparation, tank cleaning) and any other disposal ashore compulsory as per local regulation is considered out of budget and the Owners shall provide the Managers with such additional funds as may be required.

38.    ISPS Code

38.1
The Manager shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) relating to the Vessel and “the Company” (as defined by the ISPS Code). If trading to or from the United States or passing through United States waters, in addition to ensure that the Vessel has been issued with a COFR, the Manager shall also comply with the requirements of the US Maritime Transportation Security Act 2002 (the “MTSA”) relating to the Vessel and the “Owner” (as defined by the MTSA).

38.2
Where sub-chartering, the Owner shall ensure that the contact details of all sub-charterers are provided to the Managers and the Master. Furthermore, the Owners shall ensure that all charter parties entered into during the period of this Agreement contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-chartering is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

38.3
Notwithstanding anything else contained in this Agreement all costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code and/or the MTSA including, but not limited to, security guards, launch services, vessel escorts, security fees, waiting costs and associated expenses, taxes and inspections, shall be out of budget. All measures required by the Manager to comply with the Ship Security Plan shall be for the Manager’s account excluding costs associated with calls at non ISPS compliant port, facilities, installations, vessels or port, facilities, installations, vessels included in any relevant authority warning list (i.e. USCG Port Security Advisory) as applicable in which case Owners shall provide Managers with such additional funds as may be required.

STNG/ SCM-SSM Master Agreement

39.    Additional Costs
The Owners’ representative’s meals and slop chest, charterers’ meal and slop chest, representation costs, gratuity provided with the aim to safeguard Vessel’s operation and given in the sole discretion of Master will be separately debited to the Owners at cost. Any extraordinary trading cost (including but not limited to AMPD, COFR, ENOA/D, ICB, EWR coverage, Ransom and Kidnap coverage, security guard, special arrangement for transiting pirate infested areas etc.), will be debited to Owners at cost, out of budget, under contingency accounting code.

40.    Provision of Information
The Owners undertake to provide to the Managers directly or through the charterers all information and instruction necessary for the Master to efficiently perform his duties including but not limited to: charterers name and full style, cargo information including MSDS, cargo carriage instruction relevant to that particular cargo (loading, segregating, carrying, heating, discharging, purging, ventilating, tank cleaning, inerting, stripping, COW washing instruction), port and terminal information and requirements, navigation instruction, speed to be attained, notification requirement, agency full style, fuel MSDS, bunker delivery notes, information necessary for AMS reporting, chartering contracts the Owners will enter into, voyage instructions including service speeds to attain.

41.    HSQEEn blanket approval clause
The Owner undertakes to provide full support for the implementation and approval of the Managers’ health, safety, quality, environmental and energy management policy including extra costs which could be from time to time communicated to Owners.

42.    Cabotage, storage and STS
Cabotage, storage and frequent STS are not considered normal operations and a special evaluation of risk and extra costs will be provided on a case by case basis by the Managers. The Owners shall make available to the Managers such additional funds as may be required in order for such additional duties to be carried out.

43.    Payments
All payments to the Managers shall be made in (i) full without any withholdings and (ii) US Dollars, to the account of the Managers from time to time advised to the Owners by the Managers.

STNG/ SCM-SSM Master Agreement

44.    Third Party Rights

44.1
Any person (other than parties to this Agreement) who is given any rights or benefits under Clauses 11.3, 11.4 or 11.5 (a "Third Party") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

44.2	Save as provided in Clause 44.1 above the operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded.

44.3
The parties may amend vary or terminate this Agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of any such Third Party.

44.4
Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Agreement may not veto any amendment, variation or termination of this Agreement which is proposed by the parties and which may affect the rights or benefits of any such Third Party.

45.    Bunker Quality

45.1
The Owners or its agent shall provide that bunkers supplied comply with ISO 8217:2010 RMG 380 or ISO 8217:2010 RMK 500, where available, or alternatively ISO 8217:2005(E) for heavy fuel and with ISO 8217:2010/2005 DMA for distillate and subsequent amendments to any of the foregoing, and comply with Marpol Annex VI reg 14 and 18 as amended. Where these standards are not available, the Owners or its agent shall submit to the Managers the specifications of the available fuels in order for the Managers to recommend an alternative course of action.

45.2
At the time of delivery of the Vessel the Owners or its agent shall place at the disposal of the Managers, the bunker delivery note(s) and any samples relating to the fuels existing on board. During the currency of the contract, the Owner or its agent shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and that during bunkering representative samples of the fuel(s) supplied shall be taken at the Vessel's bunkering manifold and sealed in the presence of competent representatives of the fuel supplier and the Vessel as foreseen by Marpol.

45.3
Without prejudice to anything else contained in this contract, the Owners or its agent shall provide that fuel supplied is of such specifications and grades to permit the Vessel, at all times, to comply with any requirements (i.e. the maximum sulphur content) of any emission control zone when the Vessel is ordered to trade within that zone.

45.4
The Owners or its agent also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Owners or its agent to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI as applicable, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

45.5	Owners or its agent to provide that the quantity of the bunker kept on board is sufficient for the intended voyage plus a 20% margin. If the next voyage is less than 10 days, the minimum extra

STNG/ SCM-SSM Master Agreement

margin of bunker fuel is at least for 2 days of navigation. For vessel with a single boiler system, minimum 30 tons of distillate to be always kept on board. Commingling of bunker is not recommended. Managers not to be held responsible for any consequence of commingling.

45.6	In the event of a dispute with bunkers suppliers regarding the bunker's quality, the Managers will advise the Owners for their consideration/decision.

46.    War, war risk areas trading.

46.1
Managers will, upon the request of either the Owner or his agents, provide an assessment on the occasion the Vessel may be ordered to trade in any war, warlike area as defined by JWC, and any cost directly or indirectly incurred as a consequence of such an order will be out of budget and debited to the Owners as ‘contingency cost’.

46.2
For the purpose of this Clause, the words war risk shall include any actual, threatened or reported war; act of war; civil war; hostilities; revolution; rebellion; civil commotion; warlike operations; laying of mines; acts of piracy; acts of terrorists; acts of hostility or malicious damage; blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever); by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgment of the Managers, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

47.    Ice trading.
Managers will, upon the request of either the Owner or his agents, provide an assessment on the occasion the Vessel may be ordered to trade in any ice bound area as defined by IWL or by prevailing local condition, and any cost directly or indirectly incurred as a consequence of such order will be out of budget and debited to Owners as ‘contingency cost’.
48.    Sub-let.
Any extra cost and expenses necessary for Owner to perform any sub-letting charterer contract are excluded from budget. Take over cost are excluded from budget and vessel is supposed to be fully stocked at delivery

49.    Entire Agreement

STNG/ SCM-SSM Master Agreement

49.1
This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and (in relation to such subject matter) supersedes all prior discussions, understandings and agreements between the parties and all prior representations and expressions of opinion by the parties.

49.2
Each of the parties acknowledges that it is not relying on any statements, warranties, representations or understandings (whether negligently or innocently made) given or made by or on behalf of the other in relation to the subject matter hereof and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement. The only remedy available shall be for breach of contract under the terms of this Agreement. Nothing in this Clause shall, however, operate to limit or exclude any liability or fraud.

50.    Managers compliance with governing laws

50.1
The Managers, in the performance of their duties and responsibilities on behalf of the Owners hereunder, undertake that they shall take no action that will violate anti-bribery laws applicable to the Owners.

50.2	The Owners shall not be liable to the Managers for any fines or similar penalties incurred by the Managers as a result of any breach by the Managers of anti-bribery laws applicable to the Owners.

50.3	The Managers shall immediately notify the Owners of any violation of any governing law claimed to have been committed by the Managers.

50.4
Any expenses submitted by the Managers for payment under this Agreement shall have been legally incurred in connection with the management services performed under this Agreement. No money or other items of value, whether or not reimbursable under this Agreement, will be paid, promised, offered or authorised by the Managers to any person employed by or acting on behalf of any government or government agency for the purpose of or having the effect of: (i) bribery, kickback or other corrupt practices; (ii) influencing any act or decision of such person or agency; (iii) inducing any such person or agency to do any act in violation of their lawful duty.

50.5
The Owners shall have the right to audit the Managers’ books and records at any reasonable time to determine Managers' compliance with the Managers' commitments under this Clause 49. Notwithstanding anything to the contrary in this Agreement regarding the parties termination rights, the Owners may unilaterally terminate this Agreement if the Managers admit violating or there has been a proven violation of any commitment by the Managers under this Clause 50.

51.     Insurance
In relation to insurances:

(i)	Ransom and kidnap insurance is required for transits through any high risk areas.

STNG/ SCM-SSM Master Agreement

(ii)	The parties may agree to waive the requirement for diversion cover in certain circumstances.

52.     Letter of undertaking
The Owners may require the Managers to enter into managers’ undertakings and/or assignments of insurances in the form received from the bank financing the Vessel and the Managers’ shall not unreasonably withhold or delay their consent and/or signature of the same.

STNG/ SCM-SSM Master Agreement

Annex B – FORM OF CONFIRMATION TO THE AMENDED AND RESTATED MASTER AGREEMENT WITH EFFECTIVE DATE AS OF 29 SEPTEMBER 2016 AS FURTHER AMENDED BY A DEED OF AMENDMENT WITH EFFECTIVE DATE AS OF 1 JANUARY 2018

VESSEL NAME	VESSEL DETAILS	REGISTERED OWNER	DATE OF ENTRY INTO STNG FLEET

DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] PURSUANT TO WHICH THE STNG SPV AND [SCM AND/OR SSM] AGREE TO BE BOUND BY THE [STANDARD COMMERCIAL MANAGEMENT TERMS AND/OR STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)
NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS

STNG/ SCM-SSM Master Agreement

[Drafting note: If this is a newbuilding then delivery date as per SBC should be inserted here - actual date NOT on or around]

•    Notices Address [(Section 2.2, Part I of the Standard Technical Management Terms and/or Box 22, Part I of the Standard Commercial Management Terms)] for the Owners is as follows:

[●]
   C/O 9 Boulevard Charles III, 98000 Monaco MC
   Tel +377 97985850
   Email: management@scorpiogroup.net

•    In respect of the Standard Technical Management Terms, Part VI to be deleted and attached Part VI to apply.

•    In respect of the Standard Commercial Management Terms, the flat management fees payable as per clause 12(a)(i): US$[●] per day pro rata.

The Standard Commercial Management Terms are amended with the addition of the following text in clause 12:
1.    Applicable for Scorpio original form pool agreement:
“From the period commencing as of the date that [●] becomes a Pool Participant (as defined in the Scorpio [●] Pool Agreement) and the Vessel becomes a Pool Vessel (as defined in the Scorpio [●] Pool Agreement) until the date that [●] ceases to be a Pool Participant and the Vessel ceases to be a Pool Vessel the Managers shall be remunerated in accordance with the terms of the Scorpio [●] Pool Agreement (and for the avoidance of doubt shall not be remunerated in accordance with the terms of this Agreement), except, in the event of the application of clause 9.3.A of the Scorpio [●] Pool Agreement the Manager shall receive a flat daily management fee of US$[●] throughout the duration of the Vessel’s Off Pool Time Charter period (as defined in the Scorpio [●] Pool Agreement) which shall be payable monthly in advance against an invoice. Provided always that the applicable termination fees payable by Owners pursuant to Clause 22 of this Agreement shall be calculated by using the management fee set out under Clause 12(a)(i) and 12(a) (ii) and the Vessel shall not be deemed to be a Pool Vessel (as defined in the applicable pool agreement)”.or
2.    Applicable for new Scorpio form pool agreement:
 From the period commencing as of the date that Owners become a Pool Participant (as defined in the Scorpio [●] Pool Agreement (“Pool Agreement”)) and the Vessel becomes a Pool Vessel (as defined in the Pool Agreement) until the date that Owners cease to be a Pool Participant and the Vessel ceases to be a Pool Vessel the Managers shall be remunerated in accordance with the terms of the Pool Agreement (and for the avoidance of doubt shall not be remunerated in accordance with the terms of this Agreement) unless the Vessel is in an Off Pool Time Charter (as defined in the Pool Agreement) in which case the Manager shall receive a flat daily management fee of US [●] payable monthly in advance against an invoice, throughout the duration of the Vessel’s Off Pool Time Charter. Provided always that the applicable termination fees payable by Owners pursuant to Clause 22 of this Agreement shall be calculated by using the management fee set out under Clause 12(a)(i) and 12(a)(ii) and the Vessel shall not be deemed to be a Pool Vessel (as defined in the applicable pool agreement)”.

STNG/ SCM-SSM Master Agreement

In respect of the Amended and Restated Master Agreement with effective date as of 29 September 2016 as further amended by a Deed of Amendment with effective date as of 1 January 2018 and entered into by Scorpio Tankers Inc., Scorpio Tankers Inc., for and on behalf of existing and future wholly owned vessel owning subsidiaries, Scorpio Commercial Management S.A.M. and Scorpio Ship Management S.A.M. (the “Master”), [STNG SPV] hereby acknowledges, confirms and accepts the terms of the Master.
Further, [Insert name of STNG SPV] acknowledges that in the event of any inconsistency between the provisions of the Master and this Management Agreement: (i) prior to the Effective Date, the provisions of the Master shall prevail; and (ii) on and after the Effective Date the provisions of this Management Agreement shall prevail.
Scorpio Tankers Inc. as agent for and on behalf of [insert name of STNG SPV]:
Name:
Position:
Date:
[Scorpio Commercial Management S.A.M.] [if applicable]
Name:
Position:
Date:
[Scorpio Ship Management S.A.M.] [if applicable]
Name:
Position:
Date:

Scorpio Tankers Inc. as guarantor
Name:
Position:
Date:

[Attachments to Technical Management Confirmation: Part VI]

STNG/ SCM-SSM Master Agreement

Annex C – FORM OF TC CONFIRMATION TO THE AMENDED AND RESTATED MASTER AGREEMENT WITH EFFECTIVE DATE AS OF 29 SEPTEMBER 2016 AS FURTHER AMENDED BY A DEED OF AMENDMENT EFFECTIVE AS OF 1 JANUARY 2018 DATE OF CONFIRMATION [X] of Commercial and/or Technical Management Agreement (“Management Agreement”)

VESSEL NAME	VESSEL DETAILS	DISPONENT OWNER	DATE OF ENTRY INTO SALT FLEET

DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] PURSUANT TO WHICH THE STNG SPV AND [SCM AND/OR SSM] AGREE TO BE BOUND BY THE [STANDARD COMMERCIAL MANAGEMENT TERMS AND STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)
NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS

STNG/ SCM-SSM Master Agreement

Only Standard Commercial Management Terms are amended as follows:
Clause 1 “Time Charter”: definition of time charter to be added.
[Clause 12 to be amended on an individual basis depending on the relevant pool agreement terms to address payment of the management fee during the period where the Vessel is considered a pool vessel]
Clause 21(a): delete and replace with
“This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party giving notice to the other; in which event this Agreement shall terminate on the date on which the Vessel is re-delivered under the Time Charter unless terminated earlier in accordance with Clause 22 (“Termination”)”
Clause 22 (all sub-para): delete all references to ET1, ET2, ET3 and ET4.
Clause 22(g)(i) delete “an ET2 event, or for” and “or an ET1, ET3 or ET4 event,”
Clause 22(g) sub clauses (ii) - (vi) inclusive delete

Technical Management Terms are amended as follows:
Clause 1 “Time Charter”: definition of time charter to be added.
Clause 17.1: delete and replace with
“This Agreement shall come into effect at the date stated in Box 5 and shall continue until terminated by either party giving notice to the other; in which event this Agreement shall terminate on the date on which the Vessel is re-delivered under the Time Charter unless terminated earlier in accordance with Clause 17 (“Duration of the Agreement”)”
Clause 17.5 (all sub-para): delete all references to ET1, ET2, ET3 and ET4.
Clause 17.7 delete “an ET2 event, or for” and “or an ET1, ET3 or ET4 event,”
Clause 17.7 sub clauses (ii) - (v) inclusive delete
Part IV and VI to be deleted and attached to apply

STNG/ SCM-SSM Master Agreement

[insert name of Owner/Disponent Owner]:
Name:
Position:
Date:

[Scorpio Commercial Management S.A.M.] [if applicable]
Name:
Position:
Date:
[Scorpio Ship Management S.A.M.] [if applicable]
Name:
Position:
Date:

[Attachments to Technical Management Confirmation: Part IV and VI]